SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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WORLD FUEL SERVICES CORPORATION

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 29, 2009

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Friday, May 29, 2009, at 8:00 a.m., local time, at our offices at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, for the following purposes:

1.	To elect as directors the eight nominees named in the attached Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2009 fiscal year;

3.	To approve an amendment to the World Fuel Services Corporation 2006 Omnibus Plan; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

Shareholders of record at the close of business on April 10, 2009 are entitled to notice of and to vote at the meeting and any adjournment thereof.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors

WORLD FUEL SERVICES CORPORATION
R. Alexander Lake, Jr.
General Counsel and Corporate Secretary

April 27, 2009

Miami, Florida

i

ii

WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2009

At http://ir.wfscorp.com/phoenix.zhtml?c=101792&p=proxy, the following proxy materials are available to you:

•	the Company’s Annual Report for the fiscal year ended December 31, 2008;

•	the Company’s 2009 Proxy Statement (including all attachments thereto);

•	the proxy card; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Among other things, this Proxy Statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting in person at the meeting.

INTRODUCTION

This Proxy Statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by our Board of Directors for the 2009 Annual Meeting of Shareholders. The terms “World Fuel,” “Company,” “we,” “our” and “us” used in this Proxy Statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

This Proxy Statement and the accompanying proxy card are first being sent to shareholders on or about April 27, 2009. Our 2008 Annual Report, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

World Fuel’s 2009 Annual Meeting of Shareholders will be held on Friday, May 29, 2009, beginning at 8:00 a.m., local time, at the Company’s offices located at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178.

What Is the Purpose of the Annual Meeting?

At the annual meeting, World Fuel shareholders will be asked to:

•	elect eight directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2009 fiscal year;

•	approve an amendment to the World Fuel Services Corporation 2006 Omnibus Plan; and

•	consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of World Fuel common stock at the close of business on April 10, 2009, the record date for the meeting, are entitled to notice of, and to attend and vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 29,478,756 shares of World Fuel common stock were issued and outstanding and were held by approximately 243 holders of record.

What Are the Voting Rights of World Fuel Shareholders?

World Fuel shareholders have one vote per share of World Fuel common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of World Fuel common stock at the close of business on April 10, 2009, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of World Fuel common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, World Fuel expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What Are “Broker Non-Votes” and How Are They Treated?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your shares are held in “street name” by a broker, your broker is the shareholder of record. However, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or NYSE, allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.

“Proposal No. 1—Election of Directors” and “Proposal No. 2—Ratification of Independent Registered Certified Public Accounting Firm” are each routine matters that brokers have the discretionary authority to vote on without the beneficial holder’s instructions while “Proposal No. 3—Approval of an Amendment to the World Fuel Services Corporation 2006 Omnibus Plan” is a non-routine matter. Therefore, if brokers do not receive instructions from beneficial owners to vote their shares regarding Proposal No. 3, the brokers cannot vote such shares for Proposal No. 3 and, accordingly, any such shares will be “broker non-votes” and will not have any effect on the outcome of the vote. In addition, if other matters are properly brought before the meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining the existence of a quorum.

How Are Abstentions Treated?

Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (to the extent described above under the caption “What Are “Broker Non-Votes” and How Are They Treated?”) even if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

To vote by mail if the shares are registered in your name:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

If you hold in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold in “street name”:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote in person if the shares are registered in your name:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting, director nominees receiving affirmative votes from holders of World Fuel common stock will be elected as directors of World Fuel.

Assuming that a quorum is present, ratification of the appointment of our independent registered certified public accounting firm requires a majority of the votes cast on the proposal at the annual meeting.

Assuming that a quorum is present, approval of an amendment to the World Fuel Services Corporation 2006 Omnibus Plan will require the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, provided that the total votes cast on the proposal represent over 50% of all outstanding securities entitled to vote on the proposal.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2009 fiscal year; and

•	“FOR” approval of an amendment to the World Fuel Services Corporation 2006 Omnibus Plan.

How Will My Proxy Holders Vote?

The enclosed proxy designates Paul H. Stebbins, our Chief Executive Officer, and Michael J. Kasbar, our President and Chief Operating Officer, each with full power of substitution, to hold your proxy and vote your shares. Messrs. Stebbins and Kasbar will vote all shares of World Fuel common stock represented by properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Messrs. Stebbins and Kasbar intend to vote all shares of World Fuel common stock represented by proxies that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2009 fiscal year;

•	“FOR” approval of an amendment to the World Fuel Services Corporation 2006 Omnibus Plan; and

•	in accordance with the recommendation of World Fuel’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a mailed proxy at any time prior to its exercise by (i) filing with World Fuel’s Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting by mail a proxy to World Fuel’s Corporate Secretary bearing a later date or (iii) appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

World Fuel will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement. In addition to solicitations by mail, World Fuel’s directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. World Fuel will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of World Fuel common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. World Fuel may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve; however, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board of Directors may consist of four to ten directors, and the Board of Directors may increase or decrease the number of directors by amending our By-Laws. Currently, the Board has eight directors, and there are no plans at present to add more directors.

The following table sets forth certain information with respect to each nominee for election to the Board of Directors. A summary of the background and experience of each nominee and director is set forth in the paragraphs following the table.

Nominees for Election:

Name and Position	Age	Year First Became Director

Paul H. Stebbins Chairman of the Board of Directors and Chief Executive Officer	52	1995

Michael J. Kasbar Director, President and Chief Operating Officer	52	1995

Ken Bakshi Chairman of the Compensation Committee and the Nominating Subcommittee of the Governance Committee and Member of the Governance and Technology and Operations Committees	59	2002

Joachim Heel Member of the Governance and Technology and Operations Committees	43	2007

Richard A. Kassar Chairman of the Technology and Operations Committee and Member of the Audit, Compensation and Governance Committees	62	2002

Myles Klein Member of the Audit and Governance Committees	70	1995

J. Thomas Presby Chairman of the Audit Committee and Member of the Governance Committee and Nominating Subcommittee of the Governance Committee	69	2003

Stephen K. Roddenberry Chairman of the Governance Committee and Member of the Compensation Committee	60	2006

Background and Experience of Director Nominees:

PAUL H. STEBBINS has served as our Chairman of the Board of Directors and Chief Executive Officer since July 2002. He has served as a director of World Fuel since June 1995, and served as President and Chief Operating Officer of World Fuel from August 2000 to July 2002. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a New York corporation, and its affiliated companies. In December 2006, Mr. Stebbins joined the board of directors, and serves on the audit and compensation committees, of First Solar, Inc., a NASDAQ company.

MICHAEL J. KASBAR has served as a director of World Fuel since June 1995 and as President and Chief Operating Officer since July 2002. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc. and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

KEN BAKSHI has served as a director of World Fuel since August 2002. Mr. Bakshi has been Chairman of the Board and Chief Executive Officer of Amala Inc, an organic skin care products company, since April 2008 and Vice Chairman of the Board of Row 2 Technologies, a software development firm he co-founded, since February 2006. From December 2002 to February 2006, he was employed by Row 2 as Chief Executive Officer. Since June 2003, he has been a managing partner of Trishul Capital Group LLC, and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products in 1994.

JOACHIM HEEL has served as a director of World Fuel since May 2007. Mr. Heel has been Senior Vice-President, Storage Practice for Sun Microsystems, a software and systems developer, since July 2007. Prior to that, Mr. Heel was Senior Vice-President, Global Sales and Service for Sun Microsystems from March 2006 to June 2007 and Senior Vice-President, OEM Business Unit for Sun Microsystems from September 2005 through March 2006. From 1991 through August 2005, Mr. Heel held various positions with McKinsey & Company, a global management consulting partnership, becoming a partner with the firm in 1997. Mr. Heel serves as a director of Intrinsyc Software, Inc., a mobility software and services company listed on the Toronto Stock Exchange.

RICHARD A. KASSAR has been a director of World Fuel since August 2002. Mr. Kassar has been employed as Chief Executive Officer of Freshpet Company, a pet food company, since October 2006, and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O’Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar serves as a director and chairman of the audit committee of Velocity Express, Inc. and Vaughan Foods, Inc., both NASDAQ companies, and serves as a member of the compensation committee of Velocity Express, Inc. Mr. Kassar is the first cousin of Michael J. Kasbar, our President and Chief Operating Officer and a director of World Fuel.

MYLES KLEIN has served as a director of World Fuel since February 1995. Mr. Klein is a Certified Public Accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC.

J. THOMAS PRESBY has served as a director of World Fuel since February 2003. Mr. Presby has used his business experience and professional qualifications to forge a second career of essentially full-time board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the United States and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of American Eagle Outfitters, Inc., Tiffany & Co., and Invesco Ltd., each a NYSE company, and First Solar, Inc., a NASDAQ company. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. Mr. Presby is a Certified Public Accountant and a holder of the NACD Certificate of Director Education.

STEPHEN K. RODDENBERRY has served as a director of World Fuel since June 2006. Mr. Roddenberry is a shareholder in the law firm of Akerman Senterfitt where he has been employed since 1988.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE DIRECTOR NOMINEES

BOARD OF DIRECTORS

The Board of Directors (the “Board”) has four committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. During 2008, the Board met seven times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the Board committees on which he served.

Corporate Governance Matters

The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE.

In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the Securities and Exchange Commission, or SEC, including that a member must not receive any consulting, advisory or other compensatory fee from us, other than in his or her capacity as a member of our Audit Committee, our Board or any other Board committee and a member must not be an affiliate of ours or any subsidiary of ours apart from his or her capacity as a member of the Board or any Board committee. Ownership of 10% or less of our voting securities is deemed not to affect independence. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Internal Revenue Code. Pursuant to the provisions of Rule 16b-3 and Section 162(m), members of the Compensation Committee must not (i) be an officer, a former officer or an employee of the Company or any subsidiary, nor a former employee who receives compensation for prior services other than under a qualified retirement plan, (ii) receive compensation from us or any subsidiary for services rendered as a consultant or in any capacity other than as a director or (iii) possess an interest in any transaction with us in an amount in excess of $120,000.

The discussion above is not exhaustive, and the Board could consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that all six existing non-management directors, Messrs. Bakshi, Heel, Kassar, Klein, Presby and Roddenberry are independent of us and our management under NYSE standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered two factors: 1) that Mr. Kassar is the first cousin of Mr. Kasbar and 2) that the law firm where Mr. Roddenberry is self-employed, Akerman Senterfitt, received compensation of approximately $7,500 from World Fuel for legal services rendered to Messrs. Stebbins and Kasbar in connection with their agreements with the Company entered into in March 2008. The Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. The Board also determined that Mr. Roddenberry satisfied the definition of an outside director under Section 162(m) and a non-employee director under Rule 16b-3 because the compensation received by his law firm was well below the threshold amounts discussed in Section 162(m) and Rule 16b-3. Messrs. Stebbins and Kasbar are considered inside directors because of their employment as our senior executives. As a result of this analysis, Messrs. Stebbins and Kasbar are precluded from sitting on our Audit, Compensation and Governance Committees.

Our six non-management directors comprise our Governance Committee, and meet in executive session (without management present) prior to each scheduled Board meeting, and at other times as they may deem necessary. In accordance with the Governance Committee charter, the Chairman of the Governance Committee, which since May 2007 has been Mr. Roddenberry, presides over the meetings of our non-management directors as the “presiding director” for NYSE purposes.

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Corporate Conduct and Ethics, or Code of Conduct. The Code of Conduct is intended to provide guidance to all of our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary action, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, antiboycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on behalf of the Company such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers, on our website at http://www.wfscorp.com within four business days of the amendment or waiver. Our website and information contained on our website are not part of this Proxy Statement and are not incorporated by reference in this Proxy Statement.

We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

It is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2008 Annual Meeting of Shareholders either in person or by conference telephone.

Our Corporate Governance Principles, the Code of Conduct, and the charters of each of the Board committees are available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of these documents may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at our address shown below.

Any interested party can contact our Board, any Board committee, our presiding director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, (ii) contacting the Company’s compliance hotline at 877-787-8742 (Toll Free Domestic) or 770-776-5690 (Collect) or (iii) accessing http://www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Our Corporate Governance Principles provide that directors may serve on the Board until the annual meeting next following their 73rd birthday unless the Board determines to waive the retirement age. Our Corporate Governance Principles also prohibit our independent directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his obligations as our director (including as Chairman of our Audit Committee). The Board has determined that Mr. Presby’s service on the board of directors of four other public companies (including more than three public company audit committees) will not impair his ability to effectively perform his obligations as our director because: (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends from our fiscal year end.

Committees of the Board

The following table illustrates the current membership of each of our committees, which are composed entirely of independent directors:

	Audit	Compensation	Governance	Technology and Operations

Ken Bakshi		Chairman	X	X

Joachim Heel			X	X

Richard A. Kassar	X	X	X	Chairman

Myles Klein	X		X

J. Thomas Presby	Chairman		X

Stephen K. Roddenberry		X	Chairman

The Governance Committee and Nominating Subcommittee

The Governance Committee consists of our six independent directors: Messrs. Bakshi, Heel, Kassar, Klein, Presby and Roddenberry, who serves as Chairman. The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards. The Governance Committee operates pursuant to a written charter which was last amended on February 25, 2008 and can be found on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. Each meeting of the Governance Committee is presided over by its Chairman. The Governance Committee held four meetings during 2008.

The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to us; to lead the Board in its annual performance evaluation of the Board and individual members; to identify individuals qualified to become members of the Board; to recommend to the Board the director nominees for the next annual meeting of shareholders; to recommend to the Board the members to serve on the Board’s committees; to review and approve related person transactions; and to annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers’ compensation. In 2009, members of each of the Audit Committee, the Compensation Committee, the Governance Committee and the Technology and Operations Committee conducted evaluations of their respective committee’s performance during 2008, in accordance with the requirements of their committee charters.

In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate’s intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the marine and aviation fuel industry, securities markets, business and finance as well as public service. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation.

The Nominating Subcommittee was formed by the Governance Committee on April 26, 2005 to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee does not have a separate charter and consists of two of the members at large of the Governance Committee, Messrs. Presby and Bakshi, who serves as Chairman.

The Governance Committee evaluates all nominees for director based on the above criteria, including nominees recommended by shareholders. All nominees for director included on the enclosed proxy card were nominated by our Governance Committee and our Board.

In November 2008, the Board amended and restated our By-Laws to include advance notice provisions for the nomination of directors by shareholders. A shareholder wishing to nominate a director at a shareholders’ meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (1) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities; (2) information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (3) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

Pursuant to these advance notice provisions, any shareholder who intends to nominate a director at the 2010 Annual Meeting of Shareholders must deliver a notice to the Corporate Secretary of the Company no earlier than the close of business on January 28, 2010 and no later than the close of business on February 26, 2010 at World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, FL 33178. A nomination not made in accordance with the procedures set forth in our By-Laws will be void. If a submission is in proper form as provided under our By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

The Audit Committee

The Audit Committee consists of Messrs. Kassar, Klein and Presby, who serves as Chairman. The Audit Committee held six meetings during 2008.

The Audit Committee operates pursuant to a written charter which was last amended on February 25, 2008 and is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. In accordance with NYSE listing standards, the charter addresses the purpose, duties and responsibilities, and requires an annual performance evaluation, of the Audit Committee.

The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC’s requirements with respect to the independence of audit committee members. The Board has determined that at least one member of the Audit Committee, Mr. Presby, meets the SEC’s definition of an “audit committee financial expert.”

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that Mr. Presby’s simultaneous service on the audit committees of four other public companies will not impair his ability to effectively serve on the Audit Committee or as Chairman of the Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends from that of the Company.

Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of our independent registered certified public accounting firm; approves the appointment of our independent registered certified public accounting firm for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements and the management letter; approves all audit and non-audit services to be provided by the independent registered certified public accounting firm; reviews the scope of, and compliance with, our internal controls; reviews the effectiveness of our internal audit function; and recommends to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K. While the Audit Committee has the responsibilities set forth in the charter, it is not the Audit Committee’s duty to prepare the Company’s financial statements, or to provide any expert or special assistance as to the Company’s financial statements or any professional certifications as to the independent auditors’ work.

The Audit Committee has adopted policies for pre-approving all work to be performed by our independent registered certified public accounting firm. These policies are described in the section of this Proxy Statement titled “Proposal No. 2—Ratification of Independent Registered Certified Public Accounting Firm.”

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2008 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2008 fiscal year, for filing with the SEC.

J. Thomas Presby, Chairman

Richard A. Kassar, Member

Myles Klein, Member

The Compensation Committee

The Compensation Committee consists of Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. During 2008, the Compensation Committee held ten meetings.

The primary function of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee’s primary responsibilities are:

•	annually determining our goals and objectives relevant to our Chief Executive Officer and Chief Operating Officer’s compensation;

•	evaluating the performance of our Chief Executive Officer and Chief Operating Officer in light of such goals and objectives;

•	establishing the compensation levels of our Chief Executive Officer and Chief Operating Officer, including long-term incentive compensation, based on this evaluation;

•	annually reviewing and approving goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer and Chief Operating Officer;

•	evaluating the performance of each named executive officer in light of such goals and objectives;

•

establishing the named executive officers’ compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer and Chief Operating Officer;

•	annually reviewing and approving the compensation of other executive officers based upon recommendations of our Chief Executive Officer and Chief Operating Officer;

•	reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;

•	establishing and monitoring compliance with stock retention requirements for executive officers;

•	approving employment, severance and consulting contracts with executive officers;

•	reviewing and making recommendations to the Board on all matters of non-management director compensation, including stock ownership requirements; and

•

annually evaluating the work of the Compensation Committee and its members and annually reviewing and reassessing the adequacy of the Compensation Committee’s charter and recommending any proposed changes to the Board for approval.

The Technology and Operations Committee

The Technology and Operations Committee was formed on November 4, 2005 and consists of three non-management directors, Messrs. Bakshi, Heel and Kassar, who serves as Chairman. The Technology and Operations Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives.

Compensation of Directors

Fees Earned or Paid in Cash

In 2008, our directors were paid the following fees:

(i)	an annual fee of $50,000 to non-management directors for their service on the Board;

(ii)	an annual fee of $4,000 to members of the Audit Committee, Compensation Committee, Technology and Operations Committee and Nominating Subcommittee for each committee served;

(iii)	an annual fee of $15,000 to the Chairman of each of the Audit Committee, Compensation Committee and Governance Committee for each committee chaired; and

(iv)	an annual fee of $12,000 to the Chairman of the Technology and Operations Committee and Nominating Subcommittee.

Directors who are not employed by us are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2008, the Board elected to grant each non-management director (i) approximately $60,000 worth of restricted stock units, or RSUs, which resulted in each non-management director receiving 2,532 RSUs, and (ii) approximately $60,000 worth of stock-settled stock appreciation rights, or SSARs, which resulted in each non-management director receiving 7,595 SSARs. The RSUs vest in twelve equal monthly installments of approximately 211 RSUs per month, but the directors will not receive the shares corresponding to such RSUs until they cease to be a director. The SSARs vest on the first anniversary of the grant date or on the date of the next annual meeting that follows the grant date, whichever occurs first.

The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2008. Directors who are employed by us do not receive additional compensation for serving as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(3)	Option Awards(2)(3)	Total
Ken Bakshi	$89,000	$59,547	$59,717	$208,264
Joachim Heel	$54,000	$59,547	$59,717	$173,264
Richard A. Kassar	$74,000	$59,547	$59,717	$193,264
Myles Klein	$54,000	$59,547	$59,717	$173,264
J. Thomas Presby	$73,000	$59,547	$59,717	$192,264
Stephen K. Roddenberry	$69,000	$59,547	$59,717	$188,264

(1)	The amounts shown in this column do not represent the value of awards made in 2008, but rather the compensation cost recognized by the Company during 2008 relating to RSU awards granted in and prior to 2008. Compensation cost, which is calculated based on the fair value of the award as of the grant date, is recognized for financial reporting purposes over the applicable performance period or the period in which the director is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	The amounts shown in this column do not represent the value of awards made in 2008, but rather the compensation cost recognized by the Company during 2008 relating to stock option and SSAR awards granted in and prior to 2008. Compensation cost, which is calculated based on the fair value of the award as of the grant date, is recognized for financial reporting purposes over the applicable performance period or the period in which the director is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	The aggregate number of stock options, RSUs, SSARs and stock units held by each non-management director at December 31, 2008, inclusive of 2008 grants, was as follows:

Name	Stock Options	RSUs	SSARs	Stock Units(a)
Ken Bakshi	13,000	5,507	16,595	6,150
Joachim Heel	—	4,007	12,295	—
Richard A. Kassar	20,000	5,507	16,595	—
Myles Klein	20,000	5,507	16,595	—
J. Thomas Presby	20,000	5,507	16,595	6,150
Stephen K. Roddenberry	—	5,507	16,595	—

(a)	These stock units represent stock awards made to non-management directors prior to 2008 that such directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

Director Stock Ownership Guidelines

Each non-management director is required to accumulate, over a period of five years following his election to the Board, a minimum of five times the annual fee for service on the Board, or $250,000, in our common stock. All of our directors, with the exception of Mr. Heel who was elected to the Board in May 2007, have achieved stock ownership levels in excess of the amount required. Vested restricted stock units and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Position	Age	Year First Became Executive Officer
Paul H. Stebbins Chairman of the Board and Chief Executive Officer	52	1995

Michael J. Kasbar Director, President and Chief Operating Officer	52	1995

Ira M. Birns Executive Vice President and Chief Financial Officer	46	2007

Michael S. Clementi Aviation Segment President, World Fuel Services, Inc. (1)	47	1998

Francis X. Shea Executive Vice President and Chief Risk and Administrative Officer	68	2001

Paul M. Nobel Senior Vice President and Chief Accounting Officer	41	2006

(1)	World Fuel Services, Inc. is our principal domestic operating subsidiary.

IRA M. BIRNS assumed the duties of Executive Vice President and Chief Financial Officer on April 16, 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President—Investor Relations of Arrow Electronics, Inc., an electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989-1996.

MICHAEL S. CLEMENTI has served as Aviation Segment President of World Fuel Services, Inc., our principal domestic operating subsidiary, since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc.

FRANCIS X. SHEA was appointed Chief Risk and Administrative Officer on January 13, 2005 and has served as our Executive Vice President since September 2001. From June 2006 to April 2007, Mr. Shea served as our Interim Chief Financial Officer. He previously served as our Chief Financial Officer from July 2002 to January 2005. From September 1999 to August 2001, he served as director and senior advisor for the Center for Business and Advisory Services, an affiliate of Arthur Andersen, based in Jakarta, Indonesia, that provided consulting and financial services. He served as the Jakarta, Indonesia representative of our marine fuel services subsidiaries from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York, a marine fuel and related services business acquired by us in 1995.

PAUL M. NOBEL joined us in 2005 as Senior Vice President of Finance. In June 2006, Mr. Nobel was appointed Senior Vice President and Chief Accounting Officer, and from June 2008 through September 2008, Mr. Nobel was Interim Treasurer. From 2003 to 2005, Mr. Nobel served as Vice President—Finance of Mayor’s Jeweler’s, Inc., a jewelry retailer and manufacturer. From 1993 to 2003, Mr. Nobel held various positions in the Assurance and Advisory Group of Deloitte & Touche LLP, an accounting and consulting firm, serving as senior manager during his last three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and stock units, as of April 1, 2009, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2008; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise stated, all shares are held with sole dispositive and voting power.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares of Common Stock Owned(3)(4)	Number of Shares of Common Stock from Options or SSARs Exercisable Within 60 Days(5)	Number of Shares of Common Stock Represented by Stock Units Owned or RSUs Vesting Within 60 Days(6)	Percent(2)(7)
Holding more than 5%:

Barclays Entities(8)	2,952,813	—	—	10.0%
Frontier Capital Management Co., LLC(9)	1,945,521	—	—	6.6%
FMR LLC(10)	1,614,985	—	—	5.5%
Kayne Anderson Rudnick Investment Management, LLC(11)	1,464,536	—	—	5.0%
Named executive officers and directors:
Paul H. Stebbins	674,586	34,359	—	2.4%
Michael J. Kasbar(12)	700,860	156,539	—	2.9%
Ira M. Birns	31,217	—	—	*
Michael S. Clementi	42,176	—	6,025	*
Francis X. Shea	163,388	3,961	—	*
Ken Bakshi	14,866	14,762	11,657	*
Joachim Heel	—	1,762	4,007	*
Richard A. Kassar	7,000	21,762	5,507	*
Myles Klein	21,000	11,762	5,507	*
J. Thomas Presby	100	21,762	11,657	*
Stephen K. Roddenberry	4,000	1,762	5,507	*
All executive officers and directors as a group (12 persons)	1,661,793	269,721	53,536	6.7%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178.

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2009 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)	The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting power, and shares owned by members of the individual’s family that reside in the same home as the individual.

(4)	This column includes restricted stock and performance-related restricted stock that are owned by the named executive officers and that have not vested. The executives may vote the restricted stock and performance-related restricted stock and receive dividends thereon, but may not transfer the shares prior to vesting. On March 14, 2007, the Compensation Committee determined that cash dividends on future restricted stock awards would be held until the awards vest, at which time the dividends would be paid. The restricted stock and performance-related restricted stock will vest at various times over a period of years ending in 2011 (2012 in the case of Mr. Birns). The named executive officers own the following number of unvested restricted stock and performance-related restricted stock:

Paul H. Stebbins	27,420 shares
Michael J. Kasbar	27,420 shares
Ira M. Birns	12,000 shares
Michael S. Clementi	9,696 shares
Francis X. Shea	4,544 shares

All named executive officers	81,080 shares

(5)	This column reflects the number of shares that could be purchased or received pursuant to options and SSARs exercisable at April 1, 2009 or within 60 days thereafter under our share-based payment plans. The number of shares of common stock that could be obtained from SSARs is estimated by multiplying (a) the number of outstanding SSARs which can be exercised within 60 days of April 1, 2009 by (b) the difference between the price of our common stock on April 1, 2009 and the SSAR exercise price. The named executive officers have the following number of outstanding stock options and SSARs exercisable within 60 days of April 1, 2009:

	Stock Options	SSARs
Paul H. Stebbins	— shares	480,032 shares
Michael J. Kasbar	122,180 shares	480,032 shares
Ira M. Birns	— shares	— shares
Michael S. Clementi	— shares	109,089 shares
Francis X. Shea	— shares	69,273 shares

All named executive officers	122,180 shares	1,138,426 shares

(6)	This column reflects stock units relating to stock grants that were deferred pursuant to our Non-Employee Director Stock Deferral Plan and RSUs granted to the non-employee directors pursuant to the 2006 Omnibus Plan that will vest within 60 days of April 1, 2009.

(7)	The percentages shown are based on 29,470,114 shares of common stock issued and outstanding on April 1, 2009, adjusted, where appropriate, for shares of stock beneficially owned, but not yet issued.

(8)	Based on information disclosed as of February 5, 2009 in a Schedule 13G/A filed with the SEC, Barclays Global Investors, NA or BGI, 400 Howard Street, San Francisco, CA 94105, a bank as defined in section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,677,202 shares of our outstanding common stock; Barclays Global Fund Advisors or BGFA, 400 Howard Street, San Francisco, CA 94105, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 1,256,111 shares of our outstanding common stock; and Barclays Global Investors, Ltd or BGI Ltd, Murray House, 1 Royal Mint Court, London, England EC3N 4HH, a non-U.S. institution in accordance with Section 240.13d-1(b)(1)(ii)(J), is the beneficial owner of 19,500 of our outstanding common stock. BGI, BGFA and BGI Ltd, or the Barclays Entities, are considered a ‘group’ by the SEC and, collectively the Barclays Entities are the beneficial owners of 2,952,813 shares of our outstanding common stock.

(9)	Based on information disclosed as of February 12, 2009 in a Schedule 13G filed with the SEC, Frontier Capital Management Co., LLC, 99 Summer Street, Boston, MA 02110, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 1,945,521 shares of our outstanding common stock as a result of acting as investment adviser.

(10)	Based on information disclosed as of January 12, 2009 in a Schedule 13G/A filed with the SEC, Fidelity Management & Research Company or Fidelity, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,614,985 shares of our outstanding common stock as a result of acting as investment adviser to various investment companies, identified as the Fidelity Funds, registered under Section 8 of the Investment Company Act of 1940. According to such Schedule 13G/A:

The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,600,000 shares of our outstanding common stock. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, MA 02109.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Fidelity Funds, each has sole power to dispose of the 1,600,000 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 14,985 shares, or 0.051%, of our outstanding common stock, beneficially owned by Strategic Advisers, Inc.

(11)	Based on information disclosed as of February 11, 2009 in a Schedule 13G/A filed with the SEC, Kayne Anderson Rudnick Investment Management LLC, 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 1,464,536 shares of our outstanding common stock as a result of acting as an investment advisor.

(12)	Includes 689,968 shares that were pledged as collateral for a personal loan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and executive officers and persons who own more than 10% of our common stock in 2008 were made on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation Discussion and Analysis

This section discusses and analyzes our executive compensation policies and principles for our named executive officers and describes the compensation provided to these named executive officers in 2008. For 2008, our named executive officers were Paul H. Stebbins, Michael J. Kasbar, Ira M. Birns, Michael S. Clementi and Francis X. Shea.

Executive Summary

Our unique business model involves a minimal amount of fixed assets and entails high risk and high variability in business conditions. The creation of shareholder value is driven almost entirely by the quality and performance of management, making the need for appropriate recognition and rewards especially critical.

Over the long term, our total shareholder return is a good indicator of management’s success in creating shareholder value. Like most companies, our stock price over the long term is primarily driven by the growth rate of net after-tax income and earnings per share. Thus, achieving sustained earnings growth is fundamental to creating shareholder value. However, high variability in business conditions makes it difficult to set goals for long-term earnings growth. In addition, from year to year, our stock price can be greatly influenced by oil price fluctuations, overall stock market performance and other extraneous economic factors.

Our net after-tax income for 2007 was only 1.3% higher than our net after-tax income for 2006 and was far below the threshold performance goal set by the Compensation Committee for the annual cash incentive awards and performance-related equity awards. Consequently, none of the named executive officers earned an annual cash incentive award for 2007, and the 2007 tranche of the performance-related restricted stock grant made in 2006 was forfeited. In March 2008, faced with softening business conditions in the United States and around the globe and higher oil prices, which seemed likely to result in a challenging year for growth due to the negative effect on the industries in which our customers operate, the Compensation Committee decided to:

•	maintain 2008 named executive officer base salaries at 2007 levels in all but one instance;

•	pay no discretionary awards to named executive officers for 2007;

•

lower the threshold net after-tax income growth target for the 2008 annual cash incentive awards to 4% (versus 5% for 2007) and lower the maximum net after-tax income growth target for the 2008 annual cash incentive awards to 16% (versus 21% for 2007); and

•

make additional equity grants to the named executive officers, other than our Chief Executive Officer and our Chief Operating Officer, in order to retain them and further align their interests with those of our shareholders and, thereby, promote the long-term financial interest of the Company.

In addition, the Compensation Committee approved a new compensation program for Mr. Clementi in March 2008 which based his annual cash incentive award and equity awards on the performance of our Aviation Segment, of which he is President, in order to more directly align Mr. Clementi’s pay with the performance of the Aviation Segment.

The growth in net after-tax income for 2008—at 62% higher than our 2007 net after-tax income—proved to be extraordinary, especially in light of the significant worldwide recession. As a result of this above-average earnings growth, (i) Messrs. Stebbins, Kasbar, Birns and Shea each earned their maximum annual cash incentive awards for 2008, (ii) the five named executive officers each earned the maximum amount of the allocated 2008 tranche of the mega-grant performance-related restricted stock awards, and (iii) (based on the compound annual growth rate in our earnings per share for 2006-2008) Messrs. Stebbins, Kasbar, Shea and Clementi each earned the maximum amount under the mega-grant performance-related SSAR awards made in 2006.

Although the 2008 annual cash incentive awards made by the Compensation Committee were performance-based, they did not address management’s achievements under the extremely difficult business conditions in 2008. The Compensation Committee closely tracked the Company’s financial performance in 2008, and in the third quarter, the Compensation Committee began discussing with management appropriate incentives and rewards for such achievements. After further discussion, in accordance with our pay-for-performance philosophy, the Compensation Committee decided to:

•	award our named executive officers special cash and stock bonus awards in recognition of their achievements in 2008; and

•	modify the 2009 compensation program for Messrs. Stebbins, Kasbar, Birns and Shea to provide programmatic cash and equity bonus awards for achieving continued exceptional earnings growth.

The Compensation Committee strives to set named executive officer pay that is reasonable in relation to financial performance as measured by our net after-tax income, earnings per share and total shareholder return. The Compensation Committee has also established substantial equity components with retention requirements in order to keep a significant portion of named executive officer pay at risk until their strategies have been tested over some reasonable period of time.

The compensation program for our named executive officers includes the following summarized components below:*

Compensation Element	Objective	Key Features
Base Salary	Provide a minimum level of cash compensation for performing management job responsibilities	Designed to be competitive given an individual’s experience, tenure, capacity for growth, etc. but not to be the primary means of recognizing performance

Annual Cash Incentive Awards	Motivate and reward management’s achievement of annual growth in profitability	Cash payments based on a formula (absent the exercise of negative discretion by the Compensation Committee) dependent on the degree of achievement of specified levels of annual growth in net after-tax income

Equity-Based Awards	Align management interests with those of shareholders, promote retention, motivate and reward achievement of sustainable earnings growth	Performance-related equity awards earned based upon achievement of specified performance goals (absent the exercise of negative discretion by the Compensation Committee) and vesting based upon continued service

Benefits and Perquisites	Retain highly qualified executives over the course of their careers	Participation in 401(k) plan and health, short term disability and term life insurance plans on the same terms as all employees and country club memberships for business meetings and entertainment

*	This does not include sign-on awards or discretionary awards that the Compensation Committee may grant from time to time.

The following pie charts illustrate the Compensation Committee’s policy that the portion of pay that is performance-based should increase with the executive’s responsibility for our success:

Executive Compensation Philosophy

The Compensation Committee has designed our executive compensation programs based on the following principles:

•	Our executive compensation programs should be strongly linked to continuous improvement in our performance and increases in shareholder value.

•

Since there are very few comparable publicly-held companies against which to accurately measure our performance and executive compensation, our executive compensation programs should be based upon our performance, rather than performance measurement in relation to any peer group.

•	Because high variability in business conditions makes it difficult to choose and set long-term performance goals, our performance should be measured and rewarded primarily over annual periods.

•

In order to promote retention of our senior executive officers and provide further incentive for creating shareholder value, executives should be required to provide services over multi-year periods in exchange for equity-based awards.

•	Our executive compensation programs should be simple and easy for both executives and shareholders to understand and for the Compensation Committee to administer.

•

Our executive compensation programs should be effective in attracting, motivating, rewarding and retaining the exceptional management talent that is required to achieve above-average corporate growth and profitability.

•	Our executive compensation programs should promote the alignment of the interests of management with those of our shareholders and be reasonable relative to the level of shareholder value created.

Role of Compensation Committee and Management in Executive Compensation

The Compensation Committee, which is comprised entirely of independent directors and is advised by independent compensation consultants retained by the Compensation Committee, establishes and oversees our executive compensation programs to ensure that they reflect our executive compensation philosophy. In determining individual compensation, the Compensation Committee assesses each named executive officer’s responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and his length of service.

The Compensation Committee establishes and approves the compensation of our Chief Executive Officer and our Chief Operating Officer after careful consideration of our corporate growth and profitability and relevant business conditions. The Compensation Committee also reviews and approves the compensation of the other executive officers (including the other named executive officers) based upon the written individual performance evaluations by the Chief Executive Officer and the Chief Operating Officer and upon the recommendations of the Chief Executive Officer and the Chief Operating Officer regarding compensation actions for the other executive officers.

The Compensation Committee also annually reviews the nature, amounts, award terms and mix of all elements of the named executive officers’ compensation, both separately, for internal consistency, and in the aggregate, to ensure that:

•	our executive compensation programs reflect our executive compensation philosophy and align the interests of our named executive officers with those of our shareholders;

•	there is a reasonable relationship between named executive officer compensation and the level of shareholder value created;

•	there is a significant portion of total compensation that is performance-based; and

•	there is an appropriate balance in performance-based compensation between cash and equity-based components.

The Compensation Committee’s goals in this process include avoiding any inadvertent incentives for executive officers to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders. The process involves a review of the business risks faced by us, our strategy for addressing these risks and our overall performance objectives for the year.

The Compensation Committee also uses comprehensive tally sheets in this process. The tally sheets include the current value (as compared to their grant date value) of outstanding equity awards and the value of executive officers’ stockholdings in the Company. The Compensation Committee reviews aggregate amounts realized or realizable from prior years’ compensation (what some commentators call an “accumulated wealth analysis”) when making decisions regarding current compensation to ensure that it is fully informed of all the compensation and benefits the executive has received as an employee of the Company. The Compensation Committee does not, however, specifically use the tally sheets or wealth accumulation analysis in determining the executive’s compensation for a given year.

The Compensation Committee believes that:

•	value realized on prior years’ compensation from stock appreciation is the reward for the executive officers’ work over that period and the achievement of our long-term goals; and

•

in order to maintain the best group of executives to lead the Company, we need to provide a compensation package each year that represents a fair and reasonable reward for the Company’s performance that year and the executives’ roles in it.

The Compensation Committee strongly believes that it is an unnecessary risk to shareholder value to give significant weight to an accumulated wealth analysis when making decisions regarding current compensation. High quality executive talent with the experience and capabilities upon which our growth and profitability is dependent is scarce. To reduce current year compensation because an executive has realized gains based on a desired creation of shareholder value is seen by the Compensation Committee as counterproductive.

Following these reviews and assessments, the Compensation Committee determines what it believes to be an appropriate current year compensation package for each named executive officer. This process is subjective and involves the exercise of discretion and judgment. The Compensation Committee does not use a formula in which stated factors or their interrelationships are quantified and weighted (either in general or as to each named executive officer).

By the end of the first quarter of each year, the Compensation Committee sets performance goals for our corporate growth and profitability relevant to threshold, target and maximum annual cash incentive awards and performance-related equity awards to our named executive officers for that year. The Compensation Committee establishes these performance goals after discussions with our Chief Executive Officer and Chief Operating Officer, as part of our business planning process, taking into account such relevant factors as our recent and historical growth and profitability and stock price and current and expected business conditions and cost of capital.

Based on these discussions, the Compensation Committee determines the level of annual cash incentive awards and performance-related equity awards to our named executive officers that would make their total direct compensation reasonable in relation to the levels of shareholder value created by achievement of the performance goals. However, the Compensation Committee has the discretion to decrease any annual cash incentive award or performance-related equity award after reviewing our growth, profitability and total shareholder return for the full year.

Independent Compensation Consultants

In 2008, the Compensation Committee used two independent compensation consultants: Independent Compensation Committee Adviser, LLC (“ICCA”) and Mr. John R. Benbow. ICCA has been providing consulting services to the Compensation Committee since January 2004 and was engaged directly by the

Compensation Committee to provide ongoing advice with respect to our executive compensation programs. ICCA assists the Compensation Committee in identifying key issues, reviews and comments upon all plans, agreements or other documents the Compensation Committee is asked to adopt or approve, reviews reports, explains relevant information, provides feedback to the Compensation Committee and attends meetings of the Compensation Committee. Mr. Benbow served as Chairman of the Compensation Committee until his retirement from the Board in May 2007 and was thereafter engaged directly by the Compensation Committee to assist the Compensation Committee in the fulfillment of its duties and responsibilities and to provide ongoing advice with respect to our executive compensation programs. ICCA and Mr. Benbow reported directly and exclusively to the Compensation Committee and did not provide services to management. ICCA and Mr. Benbow, following his retirement from the Board and engagement as a compensation consultant, have not performed other services for the Company unrelated to executive compensation.

2008 Compensation Program for Mr. Clementi

In March 2008, the Compensation Committee approved a new compensation program for Mr. Clementi which based his annual cash incentive award and equity awards (in the form of RSU awards) on the performance of the Company’s Aviation Segment, of which he is President. Under the program, Mr. Clementi’s annual total direct compensation (“TDC”) is a percentage of the net operating income of the Aviation Segment that is established under a formula as a reasonable reward for the percent of growth above the baseline net operating income of the Aviation Segment. The baseline net operating income for a particular year is the final net operating income for the Aviation Segment for the preceding year, adjusted to reflect the annualized net operating income of any businesses acquired in the preceding year. The final net operating income of the Aviation Segment, which may be further adjusted at year end either positively or negatively to reflect any year over year change in working capital, will be used to determine the level of growth over the baseline net operating income.

After subtracting Mr. Clementi’s base salary from his TDC, any balance is allocated to his annual cash incentive award. In the event Mr. Clementi’s TDC for a particular calendar year exceeds $1 million, the excess amount is allocated 50% to an annual cash incentive award and 50% to a RSU award. Mr. Clementi’s TDC for any calendar year is capped at $5,000,000, and the maximum impact to the TDC from any acquisitions in the calendar year in which such acquisitions are completed will not exceed $750,000. For any calendar year in which there is zero or negative growth over the baseline net operating income number, Mr. Clementi will not receive an annual cash incentive award or RSU award, and the TDC calculation for the following calendar year will be adjusted by lowering the applicable TDC percentages.

Components of Executive Compensation Program

In 2008, our executive compensation program for our named executive officers consisted of the following six elements:

(1)	base salary;

(2)	annual cash incentive awards;

(3)	special bonus awards;

(4)	equity-based awards;

(5)	benefits; and

(6)	perquisites.

The Compensation Committee determined the amounts that could be earned for each of the six elements of our 2008 executive compensation program in accordance with our pay-for-performance philosophy, our annual budget and the relationship between the total direct compensation payable to our named executive officers and the Company’s net after-tax income. Base salary was the only fixed portion of the named executive officers’ compensation (aside from standard benefits and minimal perquisites) and, with the exception of Mr. Birns, represented the smallest portion of their total compensation while the rest of their compensation (consisting of annual cash incentive awards, the equity-based awards and the 2008 special bonus awards) was variable and depended on the Company’s performance or the performance of the Aviation Segment in the case of Mr. Clementi. The 2008 annual cash incentive awards were performance based, and the base salaries of the named executive officers, with the exception of Mr. Birns, ranged from 30% to 40% of the maximum cash compensation that each executive could earn if the maximum performance targets were achieved. Consistent with our pay-for-performance philosophy, we do not provide any pension or other retirement plans.

The following sections describe each of the six individual elements of our executive compensation program for 2008.

Base Salary

Base salary is reviewed annually, but not necessarily increased, by the Compensation Committee. The Compensation Committee believes that providing a minimum level of cash compensation as base salary for performing management job responsibilities is necessary to attract, retain and motivate executives but should not be the primary means of recognizing their performance. The Compensation Committee considers the individual’s skills, responsibilities and experience when determining the base salary for each named executive officer. There were no base salary increases in 2008 for our named executive officers with the exception of Mr. Clementi who received an increase of $25,000.

Annual Cash Incentive Awards

Our named executive officers are eligible for annual cash incentive awards under our 2008 Executive Incentive Plan, or EIP, which is administered by our Compensation Committee. The Compensation Committee set performance goals for Messrs. Stebbins, Kasbar, Birns and Shea for the 2008 annual cash incentive awards based on the achievement in 2008 of specified levels of growth in our net after-tax income as compared with our 2007 net after-tax income, while Mr. Clementi’s performance goals were based on the achievement in 2008 of specified levels of growth in the net operating income of our Aviation Segment as compared with the baseline net operating income for the Aviation Segment that was established under his program. The Compensation Committee used these performance goals because it believes that growth in our earnings and the Aviation Segment’s earnings is fundamental to creating shareholder value. Under the terms of the EIP, the Compensation Committee has the discretion to decrease or eliminate an annual cash incentive award.

In March 2008, the Compensation Committee decided to establish lower net after-tax income growth targets for the threshold, target and maximum 2008 annual cash incentive awards to be payable to the named executive officers, with the exception of Mr. Clementi, than had been approved for 2007 due to softening business conditions in the United States and around the globe and higher oil prices, which the Compensation Committee believed were likely to have a negative impact on the industries in which our customers operate, resulting in a challenging year for growth. Also, our net after-tax income for 2007 was only 1.3% higher than in 2006 and was far below the threshold performance goal set by the Compensation Committee for annual cash incentive awards and performance-related mega-grant equity awards (resulting in the named executive officers earning no annual cash incentive award for 2007 and forfeiting the 2007 tranche of the performance-related mega-grant restricted stock awards).

For 2008, the award percentages that could have been earned by Messrs. Stebbins, Kasbar, Birns and Shea based upon the threshold, target and maximum performance goals for the percentage growth in our net after-tax income were as follows:

2008 Annual Cash Incentive Awards as a Percentage of Base Salary

	Growth in Net After-Tax Income(1)
	4%	10%	16%

Executive	Threshold	Target	Maximum
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	15%	100%	225%

Michael J. Kasbar, Director, President and Chief Operating Officer	15%	100%	225%

Ira M. Birns, Executive Vice President and Chief Financial Officer	12%	47%	94%

Francis X. Shea, Executive Vice President and Chief Risk and Administrative Officer	15%	60%	150%

(1)	In the event that growth in net after-tax income fell between the threshold and target performance goals, or between the target and maximum performance goals, then the award percentage would have been a percentage based upon metrics established by the Compensation Committee.

The maximum performance goal in 2008 was met by Messrs. Stebbins, Kasbar, Birns and Shea since our net after-tax income for 2008 was 62% higher than our 2007 net after-tax income. Consequently, each of the four named executive officers listed above earned the maximum annual cash incentive award for 2008.

In 2008, the net operating income of our Aviation Segment was 2.3% higher than the baseline net operating income established under Mr. Clementi’s program, which was calculated by taking the net operating income of the Aviation segment in 2007 and adjusting it for the AVCARD acquisition. Under Mr. Clementi’s program, the 2.3% growth corresponded to a TDC of 1.36% of the net operating income of the Aviation Segment. As a result, Mr. Clementi’s TDC for 2008 equaled $876,211. After subtracting his base salary of $500,000, Mr. Clementi received an annual cash incentive award of $376,211.

Additional information regarding the 2008 annual cash incentive awards can be found in the Grants of Plan-Based Awards Table on page 38 and the related footnotes.

2008 Special Bonus Awards

In 2008, as in every year, the Compensation Committee closely tracked our financial performance. By the third quarter, the Compensation Committee concluded that the 2008 annual cash incentive award formula did not address earnings growth of the magnitude that management appeared likely to achieve despite the extremely difficult business conditions in 2008. Accordingly, the Committee began discussing with management appropriate incentives and rewards for growth of this magnitude and, consistent with our pay-for-performance philosophy, decided to award Messrs. Stebbins, Kasbar, Birns and Shea special cash and stock bonus awards in recognition of their extraordinary achievements in 2008 which resulted in 62% growth in net after-tax income from 2007. In determining the amount and type of awards, the Compensation Committee considered the potential tax and accounting implications of the awards and the potential payouts under the proposed 2009 compensation program (discussed below) were the same growth in earnings as was achieved in 2008 achieved in 2009.

In February 2009, the Compensation Committee awarded Messrs. Stebbins, Kasbar, Birns and Shea special bonus awards in the form of cash and stock as follows:

•	Paul H. Stebbins and Michael J. Kasbar—$200,000 in cash and $1.8 million in common stock each;

•	Ira M. Birns—$60,000 in cash and $580,000 in common stock; and

•	Francis X. Shea—$40,000 in cash and $320,000 in common stock.

The Compensation Committee decided that each of the stock awards would not be subject to the normal stock retention requirement but would be subject to a special stock retention requirement which would require the executive to retain 100% of the award, net of taxes, for a period of three years. Because of such special retention requirement, the Compensation Committee determined that a small portion of the special bonus awards would be paid in cash.

The Compensation Committee also decided to grant a special bonus award to Mr. Clementi for his success in limiting credit losses and delivering good results in the Aviation Segment when taking into consideration the difficult operating environment for the Aviation Segment in 2008. The Compensation Committee awarded Mr. Clementi $190,000 in cash and RSUs having an approximate grant date value of $167,000, or 6,025 RSUs, 50% of which will vest on the third anniversary of the grant date and 50% of which will vest on the fourth anniversary of the grant date. Mr. Clementi’s RSUs are subject to the normal stock retention requirement discussed further on page 33.

Equity-Based Awards

Our named executive officers and others are eligible to receive periodic grants of equity-based awards pursuant to our 2006 Omnibus Plan, which is administered by our Compensation Committee. The Compensation Committee believes that equity-based awards are appropriate long-term incentive compensation vehicles for our executives because it believes that our stock price is a good indicator of our success in creating shareholder value over the long-term. The Compensation Committee also believes that equity-based awards with multi-year vesting periods promote retention of our executives and provide further long-term incentives for creating shareholder value. Under the terms of the 2006 Omnibus Plan, the Compensation Committee has the discretion to reduce the amount of a performance-related equity award.

In 2006, the Compensation Committee awarded our named executive officers equity-based awards consisting of performance-related restricted stock and performance-related SSARs that were intended to serve as the equity component of their compensation for the years 2006-2008. The performance-related restricted stock grants made to the named executive officers in 2006 provided that a maximum of 20% of the awarded performance-related restricted stock could be earned during each of the five calendar years from January 1, 2006 through December 31, 2010, based upon the achievement of specified growth targets in our net after-tax income for that year. Shares which are not earned in a particular year are forfeited. The Compensation Committee set the performance goals for each of the calendar years in the five-year performance period in 2006 and has no discretion to alter them. The Compensation Committee chose the performance goal of growth in net after-tax income because it believed that achieving sustained earnings growth is fundamental to creating shareholder value. The shares of performance-related restricted stock granted in 2006 that are earned each year will not vest unless the executive continues to be employed by us through March 21, 2011. This five year service-based cliff vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period.

Mr. Birns joined the Company in April 2007 and received two hire grants of equity-based awards consisting of (i) 6,000 shares of restricted stock which vest in equal portions over a three-year period and (ii) 7,500 SSARs which are subject to three-year cliff vesting. These hire grants were provided to replace unvested awards granted to Mr. Birns by his previous employer. Mr. Birns also received a multi-year performance-related award of 10,000 shares of restricted stock, which is subject to the same terms and performance goals described above for the 2006 multi-year performance-related restricted stock awards to our other named executive officers, with the exception that the performance period for Mr. Birns’ grant is each of the five calendar years from January 1, 2007 through December 31, 2011.

For 2008, the portion of the multi-year performance-related restricted stock grants that could have been earned by the named executive officers based upon the threshold, target and maximum performance goals for the percentage growth in our net after-tax income were as follows:

2008 Portion of Multi-Year Performance-Related Restricted Stock Grants

	Growth in Net After-Tax Income(1)
	11.5%	16.5%	21%

Executive	Threshold	Target	Maximum
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	1,975	4,413	6,855

Michael J. Kasbar, Director, President and Chief Operating Officer	1,975	4,413	6,855

Ira M. Birns, Executive Vice President and Chief Financial Officer	572	1,285	2,000

Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	700	1,563	2,424

Francis X. Shea, Executive Vice President and Chief Risk and Administrative Officer	325	730	1,136

(1)	Earned performance-related restricted stock for net after-tax income growth that fell between the identified performance goals would have been prorated based upon a linear interpolation established by the Compensation Committee.

Because the maximum growth level in net after-tax income was achieved in 2008, the maximum portion of the performance-related restricted stock grants allocated to 2008 was earned by each of the named executive officers.

The performance-related SSARs granted in 2006 to our named executive officers, with the exception of Mr. Birns (who did not receive a performance-related SSAR grant when he joined the Company in 2007), were subject to satisfaction of performance goals over a three-year performance period from January 1, 2006 through December 31, 2008. The Compensation Committee decided to award SSARs, rather than stock options, because (1) the recipient of a SSAR is not required to pay an exercise price (thereby avoiding the need for a cashless exercise program through a third party brokerage firm or otherwise), and (2) a SSAR results in our issuance of fewer shares to the recipient than an option.

The performance goal used to determine vesting of the performance-related SSARs was the compound average annual growth rate, or CAGR, in earnings per share, or EPS, over the three-year performance period. The Compensation Committee selected this goal (instead of using CAGR in net after-tax income for this purpose) in order to provide management with appropriate incentives to balance the objectives of maximizing earnings and minimizing dilution. The Compensation Committee chose a three-year performance period in order to provide the executives with an incentive for creating long-term shareholder value. The Compensation Committee set the performance goals for the full three-year performance period in 2006 and had no discretion to alter them. SSARs will have no value if there is no growth in our common stock above the exercise price of the SSAR. Thus, SSARs provide an incentive to maintain a high CAGR in EPS over time which, in turn, should result in increases in the market price of our stock.

The multi-year performance-related SSAR grants made in 2006 that could have been earned by the four named executive officers based upon the threshold, target and maximum performance goals for the percentage growth in CAGR in EPS for the three-year performance period were as follows:

Multi-Year Performance-Related SSAR Grants

	CAGR in EPS over Three-Year Measurement Period(1)
	7.5%		11.5%		15% or More

Executive	Threshold		Target		Maximum
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	99,934	(2)	153,231	(2)	200,000	(2)
	54,191	(3)	83,094	(3)	108,455	(3)

Michael J. Kasbar, Director, President and Chief Operating Officer	99,934	(2)	153,231	(2)	200,000	(2)
	54,191	(3)	83,094	(3)	108,455	(3)

Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	54,545	(2)	83,635	(2)	109,089	(2)

Francis X. Shea, Executive Vice President and Chief Risk and Administrative Officer	25,500	(2)	39,100	(2)	51,136	(2)

(1)	Earned performance-related SSARSs for CAGR in EPS for the three-year measurement period that fell between the identified performance goals would have been prorated based upon the pro-rata portion of the CAGR in EPS target amounts achieved.

(2)	These SSARs were awarded on March 21, 2006 with an exercise price of $34.83.

(3)	These SSARs were awarded on June 20, 2006 with an exercise price of $42.45.

Each of Messrs. Stebbins, Kasbar, Birns and Shea earned their respective maximum amount of the performance-related SSARs granted in 2006 because the maximum growth level in CAGR in EPS over the three-year performance period was achieved. The performance-related SSARs will expire unless they are exercised within five years after they are granted (two years after the end of the three-year performance period). As of April 1, 2009, the SSARs, which vested on March 21, 2009, were “under water” (meaning that the exercise prices of such awards were greater than our stock price), but they have a remaining term of two years. The three-year vesting schedule provided an incentive for the executive to remain employed by us throughout the vesting period and for creating long-term shareholder value.

In March 2008, due to softening business conditions in the United States and around the globe and higher oil prices, which the Compensation Committee believed were likely to have a negative impact on the industries in which our customers operate, resulting in a challenging year for growth, the Compensation Committee, upon the recommendation of our Chief Executive Officer and our Chief Operating Officer, made additional equity grants to Messrs. Birns, Shea and Clementi. The purpose of these additional equity grants was to retain and motivate Messrs. Birns, Shea and Clementi to achieve long-range goals and to further align their interests with those of the Company’s shareholders and thereby promote the long-term financial interest of the Company. The additional equity granted on March 15, 2008 was as follows:

•	Ira M. Birns—SSARs having an approximate grant date value of $100,000, or 11,429 SSARs, which will vest on the third anniversary of the grant date;

•	Francis X. Shea—SSARs having an approximate grant date value of $75,000, or 8,571 SSARs, which will vest on the third anniversary of the grant date; and

•	Michael S. Clementi—50,000 SSARs, 50% of which will vest on the third anniversary of the grant date and 50% of which will vest on the fourth anniversary of the grant date.

These vesting schedules provide an incentive for the executive to remain employed by us throughout the vesting period and to help create long-term shareholder value. The Compensation Committee decided to award SSARs, rather than stock options, because (1) the recipient of a SSAR is not required to pay an exercise price (thereby avoiding the need for a cashless exercise program through a third party brokerage firm or otherwise), and (2) a SSAR results in our issuance of fewer shares to the recipient than an option.

Mr. Clementi is eligible to receive equity awards, in the form of RSUs, under his 2008 compensation program if his TDC exceeds $1 million for a particular calendar year. Because Mr. Clementi’s TDC for 2008 equaled $876,211, he did not receive a RSU award under his 2008 compensation program.

Benefits and Perquisites

In keeping with our pay-for-performance philosophy, only limited standard benefits and perquisites are provided to our executives as described below in order for us to be successful in attracting and retaining executives. The total amount of benefits and perquisites provided to the named executive officers during 2008 was only a small percentage of each named executive officer’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table at page 35 under “All Other Compensation” and related footnotes and are more precisely described in the All Other Compensation Table on page 37.

Retirement and Deferred Compensation

We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2008, the maximum employee elective contribution to the 401(k) Plan was $15,500, plus an additional $5,000 for employees who were at least 50 years old in 2008. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2008, we matched 25% of the first 4% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests immediately. The amounts of our matching contributions under the 401(k) Plan for 2008 for each of the named executive officers is included in the All Other Compensation Table on page 37.

We do not maintain any non-qualified deferred compensation plan or supplemental executive retirement plan for our named executive officers. However, the prior employment agreements in effect for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which they would be deductible. Payment of the deferred bonus would be made in all events in the year in which the executive’s employment terminates or the employment agreement expired. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

Other Benefits and Perquisites

Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and up to $50,000 of term life insurance coverage. We pay the entire cost of coverage for medical, short-term disability and term life insurance for the named executive officers and their covered dependents.

Messrs. Stebbins, Kasbar, Birns and Clementi are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Other Compensation

In March 2008, in connection with entering into agreements with the Company for their continued employment, the Compensation Committee awarded Messrs. Stebbins, Kasbar and Clementi cash and equity sign-on awards. Messrs. Stebbins and Kasbar each received $250,000 in cash and 50,000 SSARs with an exercise price at a 20% premium over the fair market value on the grant date, which will vest ratably over a three-year period. Mr. Clementi received $250,000 in cash and 50,000 SSARs, 50% of which will vest on the third anniversary of the grant date and 50% of which will vest on the fifth anniversary of the grant date. The cash and equity sign-on awards are included in the Bonus and Option Awards columns of the Summary Compensation Table at page 35 and the SSAR awards are also included in the Grants of Plan-Based Awards Table on page 38.

Agreements with Executives

Our Compensation Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with certain of our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following termination of employment. The Compensation Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

Our Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 43 for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our named executive officers.

Equity Grant Practices

On March 6, 2008, the Compensation Committee adopted an equity grant policy which provides for equity grants to be effective on only one of four quarterly dates per year—March 15, June 15, September 15 and December 15. Equity grants made to executive officers in connection with the Company’s annual performance review process are effective on March 15 of each year. Equity grants made to executive officers upon hiring or for purposes of promotion, retention or special recognition will be effective on the quarterly date that follows the date of hire or the date on which the promotion or special recognition award is made.

Under the terms of the 2006 Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of repricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information. All grants of equity awards to executive officers are approved by the Compensation Committee at a meeting of the Compensation Committee and not by written consent.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that the Company may not take a federal income tax deduction for compensation in excess of $1 million paid in any year to any of our named executive officers (excluding our Chief Financial Officer) to the extent that such compensation is not “performance-based” as defined under Section 162(m). To qualify as “performance-based,” certain pre-established objective performance goals or certain other conditions must be met. Annual cash incentive awards under our EIP and equity-based awards under our 2006 Omnibus Plan may be granted in a manner so that they will qualify for the “performance-based” exception to Section 162(m).

We generally seek to preserve such tax deductibility for compensation to the extent practicable, although the Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, the Compensation Committee recognizes that the 2008 special bonus awards to Messrs. Stebbins, Kasbar, Clementi and Shea will be subject to the deduction limitation. In the future, the Compensation Committee may also determine, in light of applicable circumstances, to award certain compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).

Accounting for Share-Based Compensation

Before granting equity-based compensation awards, the Compensation Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Retention Requirement

Our executive officers are required to retain 50% of any shares acquired (net of any shares that would need to be sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted since 2005 for five years after the shares are issued (or until termination of employment, if earlier). All of our executive officers are in compliance with this retention requirement. Under the stock portion of the 2008 special bonus awards, Messrs. Stebbins, Kasbar, Birns and Shea are required to comply with a special stock retention requirement, pursuant to which they must retain 100% of the award, net of taxes, for three years after grant. Messrs. Stebbins, Kasbar, Birns and Shea are each in compliance with this special stock retention requirement.

2009 Compensation

In view of the significant growth and changing complexity of the Company and the future opportunities and related earnings potential/variability, the Compensation Committee determined that a review of the compensation program for Messrs. Stebbins, Kasbar, Birns and Shea was warranted. In light of such review and the extraordinary earnings growth achieved in 2008 which would not have been rewarded under the 2008 compensation program, the Compensation Committee does not believe that the annual cash incentive awards and the performance-related equity awards, which were originally approved in early 2006, provide adequate incentive or reward to management for achieving extraordinary earnings growth.

After discussions beginning in the fourth quarter of 2008 and continuing into the first quarter of 2009, in March 2009, the Compensation Committee modified the compensation program for Messrs. Stebbins, Kasbar, Birns and Shea. Under the new program, Messrs. Stebbins, Kasbar, Birns and Shea will be eligible to receive programmatic annual cash incentive and equity-based awards based on the achievement of specified levels of growth in the Company’s net after-tax income. Up to the threshold level of growth in net after-tax income, no annual cash incentive or equity-based awards will be earned. From the threshold level up to the target level, Messrs. Stebbins, Kasbar, Birns and Shea will be eligible to receive an annual cash incentive award, and at the target level and above, Messrs. Stebbins, Kasbar, Birns and Shea will be eligible to receive equity-based awards in addition to an annual cash incentive award. Under the new program, the Compensation Committee will determine on a case-by-case basis the extent of recognition of gains from acquisitions, mergers or other corporate transactions and the manner of recognition, for purposes of incentive awards. Total direct compensation for any calendar year under the new program will be capped at: $6,000,000 for Messrs. Stebbins and Kasbar, $2,500,000 for Mr. Birns and $1,750,000 for Mr. Shea.

Compensation Committee Report on 2008 Executive Compensation

The Compensation Committee is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Ken Bakshi, Chairman

Richard A. Kassar, Member

Stephen K. Roddenberry, Member

Compensation Committee Interlocks and Insider Participation

During the 2008 fiscal year, the following individuals served as members of our Compensation Committee: Ken Bakshi, Richard A. Kassar and Stephen K. Roddenberry. During the 2008 fiscal year, none of the members of the Compensation Committee were employed by us, and there were no “compensation committee interlocks” as described under the SEC rules.

Summary Compensation Table

The following table summarizes the “total compensation” of our named executive officers for the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Paul H. Stebbins	2008	$575,000	$450,000	(7)(8)	$2,074,622	(8)	$1,646,770	$1,293,750	$876	$48,625	$6,089,643
Chairman of the Board and Chief Executive Officer	2007	$575,000	$—		$248,969		$1,566,544	$—	$1,311	$30,562	$2,422,386
	2006	$575,000	$—		$440,487		$1,431,628	$1,293,750	$1,193	$45,358	$3,787,416

Michael J. Kasbar	2008	$575,000	$450,000	(7)(8)	$2,074,622	(8)	$1,646,770	$1,293,750	$7,970	$47,553	$6,095,665
Director, President and Chief Operating Officer	2007	$575,000	$—		$248,969		$1,566,544	$—	$11,862	$29,125	$2,431,500
	2006	$575,000	$—		$440,487		$1,431,628	$1,293,750	$10,816	$43,592	$3,795,273

Ira M. Birns(6)	2008	$425,000	$60,000	(8)	$737,659	(8)	$63,257	$400,000	$—	$190,474	$1,876,390
Executive Vice President and Chief Financial Officer	2007	$301,042	$100,000	(9)	$101,253		$25,988	$—	$—	$134,033	$662,316

Michael S. Clementi	2008	$500,000	$440,000	(7)(10)	$143,093		$469,781	$376,211	$—	$37,176	$1,966,262
Aviation Segment President, World Fuel Services, Inc.	2007	$475,000	$—		$136,924		$328,848	$—	$—	$35,399	$976,171
	2006	$475,000	$—		$249,049		$273,879	$950,000	$—	$37,721	$1,985,649

Francis X. Shea	2008	$325,000	$40,000	(8)	$400,906	(8)	$253,738	$488,000	$—	$14,583	$1,522,228
Executive Vice President and Chief Risk and Administrative Officer	2007	$325,000	$—		$79,146		$233,189	$—	$—	$18,882	$656,217
	2006	$325,000	$—		$128,064		$206,877	$488,000	$—	$28,983	$1,176,924

(1)	The amounts shown in this column do not represent the value of the awards made in each fiscal year, but rather the compensation cost recognized by the Company during each fiscal year relating to restricted stock, performance-related restricted stock and RSU awards granted to the named executive officer. Compensation cost, which is calculated based on the fair value of the award as of the grant date, is recognized for financial reporting purposes over the applicable performance period or the period in which the executive is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for each corresponding fiscal year.

(2)	The amounts shown in this column do not represent the value of the awards made in each fiscal year, but rather the compensation cost recognized by the Company during each fiscal year relating to stock options, SSARs and performance-related SSARs granted to the named executive officer. Compensation cost, which is calculated based on the fair value of the award as of the grant date, is recognized for financial reporting purposes over the applicable performance period or the period in which the executive is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for each corresponding fiscal year.

(3)	The amounts shown in this column represent each named executive officer’s annual cash incentive award under the EIP for each corresponding fiscal year, which is paid in the year following the year in which the award is earned. For 2008, Messrs. Stebbins, Kasbar, Birns, and Shea earned their respective maximum annual cash incentive awards based on the achievement of the maximum performance targets, while Mr. Clementi earned $376,211 based on the performance of the Company’s Aviation Segment in 2008. For 2007, the threshold performance targets were not met, and none of the five named executive officers received an annual cash incentive award. However, Mr. Birns received a guaranteed minimum annual bonus for 2007 pursuant to the terms of his offer letter (see footnote 9). For 2006, based on the achievement of the maximum performance targets, Messrs. Stebbins, Kasbar, Clementi and Shea received their respective maximum annual cash incentive awards. See Grants of Plan—Based Awards table for more information on these awards.

(4)	The amounts shown in this column represent interest earned on deferred compensation for Messrs. Stebbins and Kasbar. Messrs. Stebbins and Kasbar did not earn any amounts exceeding 120% of the applicable federal long-term rate, as published by the Internal Revenue Service.

(5)	The amounts shown in this column represent cash auto allowances, group insurance benefits, club membership dues, matching contributions paid to our 401(k) plan and dividends paid on non-vested restricted stock in each case paid to or on behalf of the named executive officers, as well as relocation benefits paid to Mr. Birns. See the All Other Compensation Table below for more detail.

(6)	Mr. Birns has served as our Executive Vice President and Chief Financial Officer since April 2007. Accordingly, the 2007 amounts represent his earnings since April 2007, and there are no earnings for 2006.

(7)	This amount includes a $250,000 sign-on bonus issued in connection with new agreements entered into in March 2008 with Messrs. Stebbins, Kasbar, and Clementi for their continued employment with the Company.

(8)	Because of the Company’s extraordinary financial performance in 2008, the Compensation Committee made special bonus awards to Messrs. Stebbins, Kasbar, Birns and Shea, aggregating $5.0 million, of which $4.5 million was paid in our common stock and $0.5 million in cash, in March 2009. The special bonus awards for these four named executive officers were as follows:

Name	Cash Bonus	Common Stock Award
Paul H. Stebbins	$200,000	$1,800,000
Michael J. Kasbar	$200,000	$1,800,000
Ira M. Birns	$60,000	$580,000
Francis X. Shea	$40,000	$320,000

(9)	Mr. Birns received this minimum guaranteed bonus pursuant to the terms of his 2007 offer letter.

(10)	In recognition of Mr. Clementi’s success in limiting credit losses and delivering good results in the Aviation Segment when taking into consideration the difficult operating environment in 2008, the Compensation Committee granted Mr. Clementi a special bonus award in the amount of $357,000, which consisted of a discretionary cash bonus of $190,000 paid in March 2009 and a grant of RSUs in the amount of $167,000, 50% of which will vest in 2012 and 50% of which will vest in 2013.

The following All Other Compensation Table describes each component of All Other Compensation as described in the All Other Compensation column of the Summary Compensation Table for our named executive officers for the fiscal year ended December 31, 2008.

ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	Auto Allowance	Insurance Premiums(1)	Club Memberships(1)	Company Matching of 401(k)(1)	Dividends on Non-Vested Restricted Stock(1)	Relocation(1)	Legal Fees(2)	Total
Paul H. Stebbins	2008	$—	$18,170	$2,761	$7,750	$4,370	$—	$15,574	$48,625
Chairman of the Board and Chief Executive Officer	2007	$—	$15,240	$2,670	$2,635	$10,017	$—	$—	$30,562
	2006	$12,000	$15,841	$2,568	$2,996	$11,953	$—	$—	$45,358

Michael J. Kasbar	2008	$—	$17,098	$2,761	$7,750	$4,370	$—	$15,574	$47,553
Director, President and Chief Operating Officer	2007	$—	$15,240	$2,670	$1,198	$10,017	$—	$—	$29,125
	2006	$12,000	$15,952	$2,568	$1,119	$11,953	$—	$—	$43,592

Ira M. Birns(3)	2008	$—	$16,463	$2,761	$4,064	$300	$166,890	$—	$190,474
Executive Vice President and Chief Financial Officer	2007	$—	$11,565	$921	$443	$—	$121,104	$—	$134,033

Michael S. Clementi	2008	$8,625	$15,847	$2,761	$7,750	$2,193	$—	$—	$37,176
Aviation Segment President, World Fuel Services, Inc.	2007	$9,000	$15,240	$2,670	$3,630	$4,859	$—	$—	$35,399
	2006	$9,000	$14,702	$2,568	$3,630	$7,821	$—	$—	$37,721

Francis X. Shea	2008	$—	$10,200	$—	$3,250	$1,133	$—	$—	$14,583
Executive Vice President and Chief Risk and Administrative Officer	2007	$—	$15,240	$—	$1,083	$2,559	$—	$—	$18,882
	2006	$6,000	$16,235	$2,568	$1,069	$3,111	$—	$—	$28,983

(1)	The amounts shown in this column represent the dollar value of this benefit to or on behalf of the named executive officer.

(2)	The amounts shown in this column represent legal fees that were paid by the Company in connection with the review of agreements entered into with Messrs. Stebbins and Kasbar in March 2008 for their continued employment with the Company.

(3)	Mr. Birns has served as Executive Vice President and Chief Financial Officer since April 2007.

Grants of Plan-Based Awards

The following Grants of Plan Based Awards Table provides additional information about stock and option awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Option Awards, Number of Securities Underlying Options(2)		Exercise or Base Price of Option Awards (per Share)(3)		Estimated Grant Date Fair Value of Stock and Option Awards(4)
			Threshold		Target	Maximum
Paul H. Stebbins(9)	n/a	03/06/08	$86,250		$575,000	$1,293,750
Chairman of the Board and Chief Executive Officer	03/15/08	n/a						50,000	(5)	$31.15	(8)	$360,500
	n/a	02/23/09						64,935	(9)	n/a		$1,800,000	(9)

Michael J. Kasbar(9)	n/a	03/06/08	$86,250		$575,000	$1,293,750
Director, President and Chief Operating Officer	03/15/08	n/a						50,000	(5)	$31.15	(8)	$360,500
	n/a	02/23/09						64,935	(9)	n/a		$1,800,000	(9)

Ira M. Birns(9)	n/a	03/13/08	$50,000		$200,000	$400,000
Executive Vice President and Chief Financial Officer	03/15/08	n/a						11,429	(6)	$25.96		$100,118
	n/a	02/23/09						20,924	(9)	n/a		$580,000	(9)

Michael S. Clementi	n/a	03/14/08	$288,000	(10)	n/a(10)	$2,500,000	(10)
Aviation Segment President, World Fuel Services, Inc.	03/15/08	n/a						100,000	(7)	$25.96		$876,000
	n/a	02/23/09						6,025	(11)	n/a		$167,000	(11)

Francis X. Shea(9)	n/a	03/06/08	$49,000		$195,000	$488,000
Executive Vice President and Chief Risk and Administrative Officer	03/15/08	n/a						8,571	(6)	$25.96		$75,082
	n/a	02/23/09						11,544	(9)	n/a		$320,000	(9)

(1)	The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2008 annual cash incentive awards under the EIP for Messrs. Stebbins, Kasbar, Birns and Shea. In March 2008, the Compensation Committee established the performance goals for the annual cash incentive awards based on the achievement of certain net after-tax income growth targets for the year ended December 31, 2008. For 2008, the net after-tax income growth threshold, target and maximum performance goals for the payment of annual cash incentive awards were established at 4%, 10% and 16%, respectively. No award would have been paid for net after-tax income growth below 4%. Growth of net after-tax income in excess of 16% would not have resulted in annual cash incentive awards larger than the maximum performance goals. Annual cash incentive awards would have been prorated based upon metrics established by the Compensation Committee for net after-tax income growth that fell between the identified performance goals. Based on the results for the year ended December 31, 2008, the maximum annual cash incentive awards were earned.

(2)	The amounts shown reflect SSAR awards granted under the 2006 Omnibus Plan.

(3)	The amounts shown reflect the exercise price of the SSAR awards.

(4)	The amounts shown reflect the estimated fair value of the stock or option awards on the date of grant. We use the Black-Scholes option pricing model to estimate the fair value of our option awards. The estimated fair value of our stock awards is the closing price of our common stock on the NYSE on the grant date.

(5)	SSARs that vest ratably over a three-year period ending in March 2011.

(6)	SSARs that vest in March 2011.

(7)	SSARs that will vest 50% in March 2011 and 50% in March 2013.

(8)	Exercise price of $31.15 represents a 20% premium over the fair market value of a share of our common stock on the grant date.

(9)	Because of the Company’s extraordinary financial performance in 2008, the Compensation Committee granted special bonus awards to Messrs. Stebbins, Kasbar, Birns, and Shea, aggregating $5.0 million, of which $4.5 million will be settled in our common stock and $0.5 million in cash, payable in March 2009. The special bonus awards for these four named executive officers were as follows:

Name	Cash Bonus	Common Stock Award
Paul H. Stebbins	$200,000	$1,800,000
Michael J. Kasbar	$200,000	$1,800,000
Ira M. Birns	$60,000	$580,000
Francis X. Shea	$40,000	$320,000

(10)	Mr. Clementi’s annual cash incentive award under the EIP is based on the growth in the net operating income of the Aviation Segment. Mr. Clementi earned an annual cash incentive award of $376,211 for 2008. Please refer to the discussion regarding Mr. Clementi’s compensation program on pages 25 and 27 for further information on the calculation of his annual cash incentive award.

(11)	In recognition of Mr. Clementi’s success in limiting credit losses and delivering good results in the Aviation Segment when taking into consideration the difficult operating environment in 2008, the Compensation Committee awarded Mr. Clementi a special bonus award in the amount of $357,000, which consisted of a discretionary cash bonus of $190,000, payable in March 2009 and a grant of RSUs in the amount of $167,000, 50% of which will vest in March 2012 and 50% of which will vest in March 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2008, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/SSARs			Option Exercise Price	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards:

	Exercisable	Unexercisable							Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Paul H. Stebbins	50,000			$24.25	01/27/10	13,710	(2)	$507,270	13,710	(3)	$507,270
Chairman of the Board and Chief Executive Officer	20,000			$28.60	01/27/10
	67,711	33,866	(4)	$24.12	05/10/10
		200,000	(5)	$34.83	03/21/11
		108,455	(5)	$42.45	06/20/11
		50,000	(6)	$31.15	03/15/13

Michael J. Kasbar	75,000			$5.38	01/04/09	13,710	(2)	$507,270	13,710	(3)	$507,270
Director, President and Chief Operating Officer	47,180			$5.95	10/11/11
	50,000			$24.25	01/27/10
	20,000			$28.60	01/27/10
	67,711	33,866	(4)	$24.12	05/10/10
		200,000	(5)	$34.83	03/21/11
		108,455	(5)	$42.45	06/20/11
		50,000	(6)	$31.15	03/15/13

Ira M. Birns		7,500	(9)	$45.41	04/16/12	4,000	(10)	$148,000	4,000	(12)	$148,000
Executive Vice President and Chief Financial Officer		11,429	(7)	$25.96	03/15/13	2,000	(11)	$74,000	2,000	(13)	$74,000

Michael S. Clementi		109,089	(5)	$34.83	03/21/11	3,455	(14)	$127,835
Aviation Segment President, World Fuel Services, Inc.		100,000	(8)	$25.96	04/14/13	4,848	(2)	$179,376	4,848	(3)	$179,376

Francis X. Shea	12,090	6,047	(4)	$24.12	05/10/10	1,727	(14)	$63,899
Executive Vice President and Chief Risk and Administrative Officer		51,136	(5)	$34.83	03/21/11	2,272	(2)	$84,064	2,272	(3)	$84,064
		8,571	(7)	$25.96	03/15/13

(1)	The amounts in this column are based on the closing price of our common stock on December 31, 2008 of $37.00 and the achievement of the maximum payout levels under the remaining two tranches of the mega-grant performance-related restricted stock awards.

(2)	Performance-related restricted stock that was earned based on the results for the years ending December 31, 2006 through 2008. These awards were granted in 2006 and will vest on March 21, 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(3)	Performance-related restricted stock that is subject to being earned based on specified annual growth targets of net after-tax income for calendar years 2009 and 2010. Any such earned performance-related restricted stock will vest on March 21, 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(4)	Performance-related SSARs that were earned based on the results for the year ended December 31, 2005. These SSARs vested on January 1, 2009.

(5)	Performance-related SSARs that were earned based on the results for the three-year period from January 1, 2006 to December 31, 2008. These SSARs vested on March 21, 2009.

(6)	SSARs that vest ratably over a three-year period ending in March 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(7)	SSARs that will vest in March 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(8)	50% will vest in March 2011 and 50% in March 2013, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(9)	SSARs that will vest in April 2010, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(10)	Restricted stock awards that will vest in equal portions in April 2009 and April 2010, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(11)	Performance-related restricted stock that was earned based on the results for the year ending December 31, 2008. This award was granted in 2007 and will vest on March 21, 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(12)	Performance-related restricted stock granted in 2007 that is subject to being earned based on specified annual growth targets of net after-tax income in 2009 and 2010. Any earned performance-related restricted stock will vest on March 21, 2011, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(13)	Performance-related restricted stock granted in 2007 that is subject to being earned based on specified annual growth targets of net after-tax income for fiscal year 2011. Any earned performance-related restricted stock will vest on March 21, 2012, subject to earlier vesting upon a change of control or subsequent qualifying termination of employment.

(14)	Performance-related restricted stock that was earned based on the results for the year ended December 31, 2005. These awards vested in January 2009.

Option Exercises and Stock Vested

The following table sets forth the option exercises and stock vested during the year ended December 31, 2008 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized On Exercise(2)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(3)
Paul H. Stebbins	200,000	$1,683,000	—	$—
Chairman of the Board and Chief Executive Officer

Michael J. Kasbar	243,980	$2,402,886	—	$—
Director, President and Chief Operating Officer

Ira M. Birns	—	$—	2,000	$54,680
Executive Vice President and Chief Financial Officer

Michael S. Clementi	—	$—	3,455	$100,299
Aviation Segment President, World Fuel Services, Inc.

Francis X. Shea	100,000	$1,068,650	1,727	$50,135
Executive Vice President and Chief Risk and Administrative Officer

(1)	The option and stock awards reflected in these columns were granted in years prior to 2008. The numbers shown here represent the net number of shares exercised or vested and do not account for any shares tendered to satisfy exercise costs or withholding taxes.

(2)	The value realized is calculated by multiplying (a) the difference between the average of the high and low price of our common stock as of the exercise date, and the option exercise price, by (b) the number of shares of common stock underlying the option. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

(3)	The value realized is calculated by multiplying (a) the difference between the average of the high and low price of our common stock as of the vesting date by (b) the number of shares of restricted stock vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

Non-Qualified Deferred Compensation

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2008 for our named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Paul H. Stebbins(1)	$876	$17,768
Chairman of the Board and Chief Executive Officer

Michael J. Kasbar(1)	$7,970	$161,136
Director, President and Chief Operating Officer

(1)

The prior employment agreements for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which they would be deductible (or until the year in which the executive’s employment terminates or the employment agreement expires), and that any amount so deferred shall be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned for the fiscal year ended March 31, 2002 by Messrs. Stebbins and Kasbar equal to $12,000 and $109,375, respectively, was deferred pursuant to those provisions of their prior employment agreements and remains unpaid.

Potential Payments upon Termination of Employment or Change of Control

As described in greater detail below, our agreements with each of Messrs. Stebbins, Kasbar, Birns and Clementi provide for the payment of certain compensation and benefits in the event of the termination of the executive’s employment, the amount of which varies depending upon the reason for such termination.

Messrs. Stebbins and Kasbar

On March 14, 2008, we entered into agreements with Mr. Stebbins, our Chairman and Chief Executive Officer, and Mr. Kasbar, our President and Chief Operating Officer (each, an “Executive”), containing identical terms. The term of the agreements is four years from the execution date, unless earlier terminated, and will automatically extend for successive one year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term.

Pursuant to the agreements, Messrs. Stebbins and Kasbar received a sign-on bonus of $250,000 and a sign-on grant of 50,000 SSARs issued pursuant to the 2006 Omnibus Plan with an exercise price at a 20% premium above the fair market value of our common stock on the grant date. During the term of the agreements, we will pay Messrs. Stebbins and Kasbar such base salary, incentives and other compensation and amounts as our Compensation Committee may determine from time to time in its sole discretion.

The following definitions apply under the agreements:

“cause” means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by the Executive, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of the Executive to perform his duties under the agreements; (v) a willful and material breach by the Executive of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the agreements (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by the Executive of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

“change of control” is deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and the Executive’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

“good reason” means (i) any reduction in the annual base salary of the Executive to a level that is less than 85% of the Executive’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide the Executive his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by the Executive in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require the Executive to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the agreements, and (v) without the express prior written consent of the Executive, assigning the Executive any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status.

Pursuant to the agreements, we will pay and provide the following to the Executive if the following termination events occur:

Termination by the Executive without Good Reason, by the Company for Cause or by the Company due to the Executive’s Death or Disability:

The “accrued obligations” listed below:

•	all accrued but unpaid base salary through the end of the term of the agreements;

•

any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the agreements as a “bonus”) for bonus periods ending prior to the date the agreements terminate and, if termination is due to the Executive’s death or disability or non-renewal of the agreements, a pro rata bonus for the bonus period in which the date of termination occurs;

•	any unpaid or unreimbursed expenses incurred in accordance with our policy;

•	any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which the Executive participates;

•	any rights or benefits under any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity award that extend beyond the term of the agreement; and

•

any rights to indemnification by virtue of the Executive’s position as our officer or director, whether pursuant to the terms of the agreements, our By-Laws or otherwise, and the benefits under any directors’ and officers’ liability insurance policy maintained by us.

Termination by the Executive for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

•	the accrued obligations;

•	an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;

•

continued health insurance coverage in effect as of the termination date for the Executive and his immediate family until the Executive is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;

•

after the Executive is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his immediate family until the Executive turns 65 or, if earlier, the date on which neither the Executive nor his surviving spouse is living provided that (i) coverage will not be provided for any period where the Executive is eligible to receive coverage through employment or services provided to another person or entity, (ii) coverage will not be provided for any dependent over age 21 other than the Executive’s spouse, and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

•	a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the “restricted period” (as defined below).

The agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreements and for two years following termination of the Executive’s employment for any reason (referred to above as the “restricted period”) other than a termination following a change of control not approved by our Board. The Executive is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. The Executive’s right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

In the event that we terminate the agreements without cause, the Executive terminates for good reason or the agreements are not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In the event of a termination following a change of control, all outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, then vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. Any awards that have multiple annual performance conditions will vest and/or accelerate as described above unless their performance conditions have not yet been met, in which case, the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code (the “Code”). In addition, if the termination is due to the Executive’s death or disability, all of the Executive’s outstanding equity awards will vest and become immediately exercisable.

The agreements provide that in the event that any amount or benefit payable under the agreements, taken together with any amounts or benefits otherwise payable to the Executive by us or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction.

The agreements also provide that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service if the Executive is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer. The following definitions apply to Mr. Birns’ executive severance agreement:

“cause” means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

“change of control” has the meaning assigned to such term in our By-Laws.

“good reason” means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns’ base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to Mr. Birns in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

•	an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

Termination by the Company Due to Death or Disability:

•

an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a “bonus”) for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

•

a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns’ termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

•

an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

•

continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

•

a severance payment in an amount equal to two times Mr. Birns’ base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns’ termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

On March 14, 2008, World Fuel Services, Inc., our principal domestic operating subsidiary (“WFS”), entered into a new employment agreement with Mr. Clementi, President of our Aviation Segment, effective January 1, 2008. The term of the agreement ends on December 31, 2010, unless earlier terminated, and will automatically extend for successive one year terms unless either party provides written notice to the other 60 days prior to the expiration of the term that such party does not want to extend the term. Pursuant to the agreement, Mr. Clementi received a sign-on bonus of $250,000 and a sign-on grant of 50,000 SSARs issued pursuant to the 2006 Omnibus Plan. During the term of the agreement, Mr. Clementi will receive an annual base salary of $500,000 and, consistent with our pay-for-performance philosophy, will be eligible to receive an annual cash incentive award (referred to in this discussion and the employment agreement as an “annual performance bonus”) tied to the growth in the net operating income of the Aviation Segment as follows:

•	the annual performance bonus will equal a percentage of net operating income of the Aviation Segment minus Mr. Clementi’s base salary; and

•	the annual performance bonus will be allocated between a cash bonus and a restricted stock unit award in certain cases.

In any year where net operating income growth of the Aviation Segment is negative, Mr. Clementi will not be eligible to receive an annual performance bonus. Mr. Clementi’s base salary and annual performance bonus combined cannot exceed $5 million per year. For further information regarding Mr. Clementi’s new compensation program, please refer to the discussion on pages 28-29 above. Mr. Clementi will also be eligible to participate in all benefits offered by the Company to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan.

The following definitions apply to Mr. Clementi’s new employment agreement:

“cause” means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi’s gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

“change of control” has the meaning assigned to such term in the WFS By-Laws.

“good reason” means, after a change of control has occurred (i) WFS assigns Mr. Clementi any duties inconsistent in any material respect with his position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by WFS that results in a material diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by WFS; (ii) any reduction in, or failure to pay, his base salary, other than a reduction or failure that is remedied by WFS; (iii) within two years following a change of control, WFS fails to provide his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by WFS; and (iv) WFS requires him to be based at a location outside of Miami-Dade or Broward County, Florida.

Pursuant to the agreement, we will pay and provide the following to Mr. Clementi if the following termination events occur:

Termination by WFS with Cause, Resignation by Mr. Clementi without Good Reason or Non-Renewal by Mr. Clementi:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, excluding any bonus earned for any bonus period ending on or before the date of termination if Mr. Clementi resigns without good reason or is terminated by WFS with cause.

Termination by WFS due to Death or Disability:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination; and

•	a prorated bonus for the calendar year in which the agreement was terminated, but only if he would have earned a bonus had he remained employed by WFS for that entire calendar year.

Termination by WFS without Cause or Non-Renewal by WFS:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

•	WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period (12 month period for non-renewal by WFS) immediately following the date of termination;

•

continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA; and

•	a lump sum of $1,500,000 ($750,000 for non-renewal by WFS) within 5 business days of the last day of the “restricted period” (as defined below).

Termination following Change of Control:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

•

an amount equal to the sum of (A) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (B) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect, and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the agreement), such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

•

continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA.

The agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the “restricted period”). Mr. Clementi’s right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

Upon termination of Mr. Clementi’s employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi will be entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

The agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service if Mr. Clementi is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period.

Francis X. Shea

Although our employment agreement with Francis X. Shea expired on August 31, 2005, he continues to be employed by us as Executive Vice President and Chief Risk and Administrative Officer. Under the terms of his prior employment agreement, Mr. Shea is prohibited from competing with us for a period of one year from the termination of his employment with us.

Potential Payments upon Termination of Employment or Change of Control

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2008 termination date and, where applicable, using the closing price of our common stock of $37.00 (as reported on the NYSE on December 31, 2008). These tables do not reflect amounts that would be payable to the named executive officers pursuant to benefits and awards that have already vested.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)		Excise Tax Cut-Back(7)	Total
Mr. Stebbins
Termination by Executive without Good Reason or by Company for Cause	—	—	$1,311,518	—		—	$1,311,518
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$179,305	$1,311,518	$2,177,234	(6)	—	$6,668,057
Change of Control(1)(2)	$5,000,000	$179,305	$1,311,518	$2,177,234	(6)	—	$8,668,057
Death or Disability	—	—	$1,311,518	$2,177,234		—	$3,488,752

Mr. Kasbar
Termination by Executive without Good Reason or by Company for Cause	—	—	$1,446,916	—		—	$1,446,916
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$179,499	$1,446,916	$2,177,234	(6)	—	$6,803,649
Change of Control(1)(2)	$5,000,000	$179,499	$1,446,916	$2,177,234	(6)	—	$8,803,649
Death or Disability	—	—	$1,446,916	$2,177,234		—	$3,624,150

Mr. Birns
Termination by Executive without Good Reason or by Company for Cause	—	—	—	—		—	—
Termination by Company without Cause(1)	$850,000	$26,888	$440,865	$348,176		—	$1,665,929
Termination by Executive for Good Reason(1)	$850,000	$26,888	$440,865	$348,176		—	$1,665,929
Change of Control(1)(2)	$850,000	$26,888	$440,865	$570,176		$515,719	$1,372,210
Death or Disability	—	—	$440,865	$600,528		—	$1,041,393

Mr. Clementi
Termination by Executive without Good Reason, by Company for Cause or Non-renewal by Executive	—	—	—	—		—	—
Termination by Company without Cause(1)	$2,500,000	$24,634	$376,211	$833,710		—	$3,734,555
Non-renewal by Company(1)	$1,250,000	$24,634	$376,211	$833,710		—	$2,484,555
Change of Control(1)(2)	$1,442,070	$24,634	$376,211	$1,827,310		—	$3,670,225
Death or Disability	—	—	$376,211	$833,710		—	$1,209,921

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)	Excise Tax Cut-Back(7)	Total
Mr. Shea
Termination by Executive for any reason or by Company for Cause	N/A	N/A	N/A	—	N/A	—
Termination by Company without Cause	N/A	N/A	N/A	$318,437	N/A	$318,437
Change of Control(2)	N/A	N/A	N/A	$515,501	N/A	$515,501
Death or Disability	N/A	N/A	N/A	$444,533	N/A	$444,533

(1)	Please see the discussion immediately preceding this table on pages 43-49 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(2)	For the purposes of this table, we have assumed that a change of control occurred effective December 31, 2008.

(3)	This column shows any other cash compensation that is due to the executives such as earned but unpaid bonus and deferred compensation. The amounts in this column for Messrs. Stebbins and Kasbar include deferred compensation, including interest, which would be paid to them as of December 31, 2008. Amounts in this column attributable to bonus payouts are based on the annual cash incentive awards that were earned in 2008.

(4)	The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2008, calculated by multiplying the number of accelerated awards by the difference between the exercise price and the closing price of our common stock on December 31, 2008. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2008, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2008.

(5)	Under the change of control scenario, we have assumed that the equity awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive if the vesting terms of the executive’s outstanding awards were accelerated due to the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated.

(6)	Please see the discussion immediately preceding this table on page 45 regarding the acceleration of equity awards with multiple annual performance conditions under these termination scenarios.

(7)	Please see the discussion immediately preceding this table on pages 43-49 for the terms of the excise tax cut-back for each of the executives, with the exception of Mr. Shea who is not subject to such a cut-back.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of the Company or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions, between us and:

•	our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

•	any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied (i) to the employment of an executive officer or to compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, (ii) to any transaction with a public corporation where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities or (iii) to any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

•	the benefits to us;

•	the impact on a director’s independence, if relevant;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

There were no reportable transactions in 2008.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to act as our independent registered certified public accounting firm for the 2009 fiscal year.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of World Fuel and our shareholders.

Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by our independent registered certified public accounting firm, PwC, for the audit of our consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by PwC during those periods.

Services Rendered	2008	2007
Audit Fees	$2,941,929	$2,636,153
Audit-Related Fees	$376,204	$672,517
Tax Fees	$—	$—
All Other Fees	$50,554	$—

Total	$3,368,687	$3,308,670

Audit Fees. These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

Audit-Related Fees. These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans and of a potential acquisition.

Tax Fees. In the interest of auditor independence, the audit committee has elected to segregate tax services from audit services.

All Other Fees. These amounts represent fees for advisory services rendered for a review of certain Company policies and procedures.

The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $10,000, and (b) are subsequently reported to and approved by the full Audit Committee. Pursuant to this policy, all audit and non-audit services to be provided by the independent registered certified public accounting firm, involving fees of $10,000 or more, must be pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

FOR THE 2009 FISCAL YEAR

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE WORLD FUEL SERVICES CORPORATION 2006 OMNIBUS PLAN

On April 17, 2009, the Board of Directors approved an amendment to the World Fuel Services Corporation 2006 Omnibus Plan (the “Plan”), subject to approval by our shareholders (the “Amended Plan”). The Board of Directors adopted the Amended Plan because it believes that additional shares are necessary to attract new employees and executives and to further the goal of retaining and motivating existing personnel.

General Plan Information

The Plan was originally adopted by the Board of Directors on May 5, 2006, and it became effective on June 20, 2006 after approval of the shareholders at the 2006 Annual Meeting. In addition, our Board of Directors has amended the Plan without shareholder approval from time to time. As of April 1, 2009, awards (net of canceled awards) covering an aggregate of 1,695,774 shares of common stock had been granted under the Plan, and 658,320 shares of common stock (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards) remained available for future grant under the Plan. As of April 1, 2009, 717,148 shares under the Plan were subject to outstanding options, with a weighted average exercise price of $34.44 and a weighted average remaining term of 2.39 years. As of April 1, 2009, 637,759 restricted stock and restricted stock unit awards were outstanding under the Plan.

Amendment to the Plan

Below is a summary of some of the material differences in the Amended Plan:

•	the number of shares of common stock authorized for issuance has been increased by 950,000 shares, to a total of 2,450,000 shares,

•

the number of shares of common stock that may be issued as a result of the exercise of options intended to be incentive stock options has been increased by 500,000 shares, to a total of 2,000,000 shares,

•	the limit on the number of shares of common stock issuable for awards covered by Section III has been eliminated, and

•

the number of shares of common stock issuable to a single participant in any one fiscal year period as stock unit, restricted stock, RSU, other stock-based or performance share awards intended to be performance-based compensation under Section 162(m) has been increased by 100,000, to a total of 300,000 shares, and, if such awards vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year, the number of shares of common stock issuable to a single participant in any one fiscal year period as such awards has been increased by 100,000, to a total of 300,000 shares multiplied by the number of completed fiscal year periods over which the performance period is measured.

Vote Required

Under the NYSE rules, approval of the increase in the number of shares of common stock available for issuance under the Amended Plan requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all outstanding securities entitled to vote on the proposal.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, and abstentions will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” APPROVAL OF AN AMENDMENT TO THE WORLD FUEL SERVICES

CORPORATION 2006 OMNIBUS PLAN

Summary Description of the Amended Plan

The purpose of the Amended Plan is to: (i) attract and retain persons eligible to participate in the Amended Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock (the “Stock”); and thereby promote the long-term financial interests of the Company and its subsidiaries (the “Subsidiaries”), including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

The principal features of the Amended Plan are summarized below. The following summary of the Amended Plan does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Amended Plan. Shareholders are urged to read the actual text of the Amended Plan in its entirety which is set forth as Appendix A to this Proxy Statement.

Administration

The Amended Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). The Committee is selected by the Board and comprised exclusively of non-management independent directors, who serve at the discretion of the Board. In the absence of the Committee, the Amended Plan shall be administered by the Board. The Committee may also delegate its responsibilities and powers to any person or persons it chooses, and such delegation may be revoked by the Committee at any time.

Subject to the terms of the Amended Plan, the Committee is authorized to (i) select eligible recipients, (ii) determine the terms and conditions of the awards, (iii) construe and interpret the Amended Plan and awards, (iv) establish, amend and revoke rules and regulations for its administration and (v) amend the Amended Plan. Any interpretation of the Amended Plan by the Committee, and any decision made by the Committee under the Amended Plan, is binding and conclusive on all persons.

The Amended Plan provides that no member of the Committee, or any other person acting pursuant to the authority delegated by the Committee, will be liable for any action or determination taken or made in good faith with respect to the Amended Plan or any award granted under the Amended Plan and is, to the extent permitted by law, to be fully indemnified and protected by the Company with respect to any such action or determination.

In no event, however, does the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility

Any employee, officer or member of the Board of the Company or any of its Subsidiaries, any consultant or other person who performs services for the Company or any of its Subsidiaries is eligible for selection by the Committee to receive awards and participate in the Amended Plan.

Types of Awards

Under the Amended Plan, the Committee is authorized to grant stock options, stock appreciation rights (“SARs”), stock unit awards, performance shares awards, restricted stock awards, restricted stock unit awards, other stock based awards and performance unit awards.

Stock Options and SARs

The Committee is authorized to grant both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, but may not be less than the fair market value of a share of Stock on the date of grant. For purposes of the Amended Plan, the fair market value of a share of Stock as of any given date is the closing sales price per share of Stock as reported on the principal securities exchange or market on which Stock is then listed or admitted to trading on the date that the award is granted or, if the grant date is not a trading day, the fair market value is the closing sales price per share of Stock on the most recent trading prior to the date the award was granted. The maximum term of each option or SAR, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, provided, however, that in no event can an Option or SAR remain exercisable after the seven-year anniversary of the date of grant. Methods of exercise and settlement and other terms of the options and the SARs are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the Amended Plan to be paid in cash or in the discretion of the Committee, either by tendering shares of Stock (by actual delivery or attestation), or by the withholding of shares that otherwise would be delivered as a result of the exercise of the Option, in each case valued at fair market value as of the day of exercise, or any combination thereof, as determined by the Committee.

Stock-Based Awards and Performance Unit Awards

Stock-based awards consist of: (1) stock unit awards, which entitle the participant to receive shares of Stock in the future; (2) performance share awards, which entitle the participant to receive shares of Stock upon the achievement of performance or other objectives during a specified period; (3) restricted stock awards, which are shares of Stock that are subject to forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service, achievement of performance or other objectives; (4) restricted stock unit awards, which entitle the participant to receive shares of Stock in the future subject to certain service and/or performance requirements; and (5) other stock-based awards, which are awards (other than stock options, SARs, stock unit awards, performance share awards, restricted stock awards or restricted stock unit awards), that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock. Performance unit awards entitle the participant to receive a designated dollar value amount of cash upon the achievement of performance or other objectives during a specified period. Stock-based awards subject to the achievement of performance objectives must be subject to a minimum vesting period of 1 year. Stock-based awards not subject to the achievement of performance objectives must be subject to a minimum vesting period of 3 years (provided that a pro-rata portion of such awards may vest each year during the vesting period).

Performance Awards

The Committee is authorized to grant performance-based awards to participants on terms and conditions established by the Committee. The performance measures to be achieved during any performance period and the length of the performance period are determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of Stock (in which case they are referred to as performance shares) or by reference to a designated amount of cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m), the term “covered employee” means the

Company’s chief executive officer and each other person (other than the Chief Financial Officer) whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that any award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code, one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance measures for awards under the Amended Plan: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue equity, or sales; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award, but may not exercise any discretion to increase any such amount.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Committee shall determine. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. The Committee may condition the delivery of any shares or benefits under the Amended Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the Amended Plan. Except as otherwise provided by the Committee, awards under the Amended Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Acceleration of Vesting Upon Change of Control

Except as otherwise provided in the Amended Plan, the Committee in its discretion may provide in the award agreement relating to the applicable award that, upon the occurrence of a Change of Control, all outstanding options and SARs will become fully exercisable, and all stock units, restricted stock units, other stock awards, performance shares and performance units will become fully vested.

The term “Change of Control” as defined in the Amended Plan means any one of the following events:

(a) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(b) any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(c) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

Shares Available for Awards; Annual Per-Person Limitations

We are proposing an increase in the maximum total number of shares of Stock that may be delivered to participants and their beneficiaries under the Amended Plan by 950,000 shares of Stock. If such increase is approved by our shareholders, the maximum total number of shares available under the Amended Plan would increase from 1,450,000 to 2,500,000. If the exercise price of any option granted under the Amended Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the option, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Amended Plan. If and to the extent that shares of Stock are not delivered because an award is settled in cash or shares of Stock are withheld to satisfy applicable tax withholding obligations, those shares are not deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Amended Plan. Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or Subsidiary, or with which the Company or any Subsidiary combines, do not reduce the limit on shares of Stock available for delivery under the Amended Plan.

We are proposing an increase in the maximum number of shares of Stock that may be issued as a result of the exercise of Incentive Stock Options by 500,000 shares to 2,000,000 shares.

The maximum number of shares of Stock that may be covered by stock options or stock appreciation rights granted to any one individual with respect to any one fiscal year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) is 300,000 shares; and in addition, the maximum number of shares of Stock that may be covered by such awards granted to any one individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year is 300,000 shares multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

We are proposing an increase in the number of shares of Stock that may be subject to stock unit awards, restricted stock awards, restricted stock unit awards, other stock-based awards and performance share awards that are intended to be “performance-based compensation” (as that term is defined for purposes of Section 162(m) of the Code) granted to any one individual with respect to any one fiscal-year period (other than awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) from 200,000 to 300,000; and in addition, we are proposing an increase in the maximum number of shares of Stock that may be covered by such awards granted to any individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year from 200,000 shares multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured to 300,000 shares multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured.

We are proposing removal of the limit on the number of shares of Stock that may be issued in conjunction with stock unit awards, restricted stock awards, restricted stock unit awards, other stock-based awards and performance share awards under the Amended Plan.

For performance unit awards that are intended to be “performance-based compensation”, no more than $2,500,000 may be subject to such awards to any one individual during any one fiscal year period; and in addition, the maximum value of any such awards measured based upon the satisfaction of performance criteria over a period of more than one fiscal year is $2,500,000 multiplied by the number of completed fiscal years, and fractions thereof, over which the performance criteria are so measured.

Up to 10% of the shares of Stock under the Amended Plan may be granted free of any vesting requirements, provided, however, that shares of Stock issued to eligible persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

Adjustments

In the event of a corporate transaction involving the Company that constitutes an equity restructuring under the Statement of Financial Accounting Standards 123R, as amended, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, non-recurring cash dividend, the Committee will adjust each award to equalize the fair value of the award before and after any such equity restructuring, if and to the extent that such adjustment is required to avoid any incremental compensation cost with respect to the award under FAS123R or other applicable financial accounting principles. In the event of any equity restructuring or any other corporate action (including any merger, consolidation, combination or exchange of shares), the Committee may make appropriate adjustments in the aggregate number of shares available for issuance under the Amended Plan or the exercise of any SAR previously granted (and to any limitations on the number or kind of awards that may be granted under the Amended Plan in the future) to preserve the benefits or potential benefits of the awards. The Committee will have the discretion to make any other appropriate adjustments it deems necessary.

Amendment and Termination

The Board may, at any time, amend or terminate the Amended Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or the participant’s beneficiary if the participant is no longer living) adversely affect the rights of any participant or beneficiary granted under the Amended Plan prior to the date that the amendment is adopted by the Board. The Board may so amend the Amended Plan without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the Amended Plan which might increase the cost of the Amended Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

The Amended Plan will be of unlimited duration. However, no awards may be granted under the Amended Plan after June 20, 2016 (except for awards granted pursuant to commitments entered into prior to that date).

Federal Income Tax Consequences of Awards

The Amended Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

If a participant exercises a nonqualified stock option granted under the Amended Plan, the participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired over the exercise price. If the participant is an employee of the Company or any of its subsidiaries, that income will be subject to Federal and state income and employment tax withholding. The participant’s tax basis in those shares will be equal to their fair market value on the option exercise date, and the holding period for those shares begins on that date.

If the participant pays for shares of stock on exercise of an option by delivering shares of the Company’s stock, the participant will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from your tax basis in them. However, the participant will be taxed on the option exercise in the same manner described above as if the participant had paid the exercise price in cash. For the shares delivered as payment of the option exercise price, the participant’s tax basis in the same number of shares received in the exchange will be equal to the participant’s tax basis in the shares delivered and the holding period for those shares will include the holding period for the shares delivered. The participant’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the participant had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

Incentive Stock Options

The Amended Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Only employees of the Company or any Subsidiary are eligible to be awarded ISOs under the Amended Plan. Under the Code, a participant generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the participant holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to herein as the “Required Holding Period,” the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. The participant’s tax basis in a share held for the entire Required Holding Period is equal to the exercise price.

If, however, the participant disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to herein as a “Disqualifying Disposition,” the participant generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income you recognize will not exceed the gain, if any, realized on the sale. In summary, the ordinary income portion of a Disqualifying Disposition is the lesser of: the difference between 1) the fair market value on the exercise date and exercise price; and 2) the amount realized from the Disqualifying Disposition and the exercise price.

If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date the option is exercised, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. If the participant exercises an ISO granted under the Amended Plan by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares, that is treated as making a Disqualifying Disposition of those shares. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

Stock Awards

Generally, if a participant receives a stock sward under the Amended Plan, the participant will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount the participant paid in exchange for the stock. If, however, the stock is not vested when it is received under the Amended Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the participant generally will not recognize income until the stock becomes vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount you paid in exchange for the stock. The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant’s receipt of the stock sward, to recognize ordinary compensation income, as of the date the participant received the stock award, equal to the excess, if any, of the fair market value of the stock on the date the Other Stock Award is granted over any amount you paid in exchange for the stock. If the participant is an employee of the Company or any of its subsidiaries, the ordinary compensation income the participant recognizes will be subject to federal and state income and employment tax withholding.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as an stock award will be the amount paid for such shares, if any, plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as an stock award under the Amended Plan, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which the participant would be required to recognize any compensation income.

The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the grant or vesting of a stock award, provided that the amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes the amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

If a participant converts a SAR awarded under the Amended Plan and receives the appreciation inherent in the SAR in cash, the cash will be taxable to the participant as ordinary compensation income at the time that the cash is received. If the participant receives the appreciation inherent in the SAR in shares of stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts the participant paid for the stock. If the participant is an employee of the Company or any of its subsidiaries, the ordinary compensation income the participant recognizes will be subject to the withholding of Federal and state income and employment tax withholding. The participant’s tax basis in any shares received in settlement of the SAR will be equal to their fair market value on the date the SAR is converted, and the participant’s holding period will begin on that date.

In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of a SAR. Upon the conversion of a SAR, however, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the conversion, provided that the amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

Performance Unit Awards

Performance unit awards entitle the participant to receive a cash award and, upon receipt of the cash award, the participant recognizes ordinary income equal to the cash award.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

Section 162(m) Limitations

Section 162(m) of the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees under the Amended Plan whom the Committee expects to be covered employees at the time a deduction arises, may, if and to the extent that the Committee determines to do so, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the Amended Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Code Section 409A

If any award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award will be subject to certain additional requirements discussed in the Amended Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the Amended Plan applicable to that award, will be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant’s consent, may amend any award agreement (and the provisions of the Amended Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents will be liable to any participant or other person for actions, decisions or determinations made in good faith.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant’s personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country’s income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the Amended Plan and of potential changes in applicable tax laws.

New Plan Benefits Table

The following table sets forth certain information with respect to restricted stock, restricted stock unit and common stock awards granted on March 15, 2009 to (i) our named executive officers; (ii) our executive officers as a group; (iii) our non-employee directors as a group; and (iv) our non-executive officer employees as a group.

Name and Position	RSU Fair Value	RSU Awards	Common Stock Fair Value	Common Stock Awards
Paul H. Stebbins	$—	—	$1,800,000	64,935
Chairman of the Board and Chief Executive Officer
Michael J. Kasbar	$—	—	$1,800,000	64,935
President and Chief Operating Officer
Ira M. Birns	$—	—	$580,000	20,924
Executive Vice President and Chief Financial Officer
Michael S. Clementi	$167,000	6,025	$—	—
President of World Fuel Services, Inc.
Frank X. Shea	$—	—	$320,000	11,544
Executive Vice President and Chief Risk and Administrative Officer
Executive Officers Group (6 persons)	$242,000	8,731	$4,500,000	162,338
Non-Employee Directors Group	$—	—	$—	—
Non-Executive Officer Employees Group	$7,690,777.25	277,517	$—	—

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2010 Annual Meeting of Shareholders is December 28, 2009. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Shareholder proposals not included in the Company’s proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company’s By-Laws. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 29, 2009) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2010 Annual Meeting of Shareholders, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 28, 2010 and no later than the close of business on February 26, 2010. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company’s By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company’s By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Company’s Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

OTHER MATTERS

Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the annual meeting. However, if other matters should properly come before the annual meeting, it is intended that the persons named in the proxies will vote on such matters in accordance with their best judgment.

Appendix A

WORLD FUEL SERVICES CORPORATION

2006 OMNIBUS PLAN

(as amended and restated)

SECTION I

GENERAL

1.1 Purpose. The World Fuel Services Corporation 2006 Omnibus Plan (the “Plan”) has been established by World Fuel Services Corporation (the “Company”), a Florida corporation, to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section VIII of the Plan).

SECTION II

OPTIONS AND SARS

2.1 Definitions.

(a) An “Option” is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. Only Employees of the Company or any Subsidiary shall be eligible to be awarded Incentive Stock Options under the Plan. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

2.3 Exercise. An Option and an SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the seven-year anniversary of the date of grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

SECTION III

OTHER AWARDS

3.1 Definitions.

(a) A “Stock Unit Award” is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share Award” is a grant of a right, other than an Option or an SAR, to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Performance Unit Award” is a grant of a right, other than an Option or SAR, to receive a designated dollar value amount of cash which is contingent on the achievement of performance or other objectives during a specified period.

(d) A “Restricted Stock Award” is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(e) An “Other Stock-Based Award” is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

3.2 Restrictions on Awards. Each Stock Unit Award, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Other Stock-Based Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more “Performance Measures”, to the extent required by Code section 162(m). The Performance Measures shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Measures for such Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles. For Awards under this Section III intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). The Committee may, in its discretion, reduce the amount payable with respect to any Awards subject to this Section 3.2(b), but may not exercise any discretion to increase any such amount. No Participant shall receive any payment under the Plan that is subject to this Section 3.2(b) unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Measures and any other material terms previously established by the Committee, have been satisfied.

(c) Any such Award subject to the achievement of performance objectives shall also be subject to a minimum vesting period of one (1) year.

(d) Any such Award not subject to the achievement of performance objectives shall be subject to a minimum vesting period of three (3) years; provided that a pro-rata portion of such Awards may vest each year during the applicable vesting period.

(e) Notwithstanding 3.2(c) and (d) above, up to ten percent (10%) of the shares of Stock available under the Plan may be granted free of any vesting requirements. Shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

SECTION IV

OPERATION AND ADMINISTRATION

4.1 Effective Dates. The Plan shall be effective as of the Effective Date and shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such date).

4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 2,450,000 shares of Stock; (ii) any shares of Stock available for future awards under the World Fuel Services Corporation 2001 Omnibus Plan, as amended, the World Fuel Services Corporation 1993 Non-Employee Directors Stock Option Plan, as amended, or any other prior long-term incentive plan adopted by the Company (the “Prior Plans”) as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under this Plan or any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or the shares of Stock are withheld to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the Exercise Price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), or the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued as a result of the exercise of Options intended to be Incentive Stock Options shall be 2,000,000 shares.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section II (other than Awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year) shall be 300,000 shares with respect to any one fiscal-year period; and in addition, the maximum number of shares of Stock that may be covered by such Awards granted to any one individual pursuant to Section II that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year shall be 300,000 shares of Stock multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are so measured. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 300,000 shares of Stock may be subject to such Awards granted to any one individual with respect to any one fiscal-year period (other than Awards that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year period); and in addition, the maximum number of shares of Stock that may be covered by such Awards granted to any individual that vest based upon satisfaction of performance criteria measured over a period of more than one fiscal year shall be 300,000 shares of Stock multiplied by the number of completed fiscal year periods (and fractions thereof) over which the performance criteria are so measured. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(iv) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $2,500,000 may be subject to such Awards granted to any one individual with respect to any one fiscal-year period (other than Awards that are measured based upon the satisfaction of performance criteria over a period of more than one fiscal year); and in addition, the maximum value of any such Awards measured based upon the satisfaction of performance criteria over a period of more than one fiscal year shall be $2,500,000 multiplied by the number of completed fiscal years, and fractions thereof, over which the performance criteria are so measured. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(v) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

(f) In the event of any transaction that constitutes an “equity restructuring” under the Statement of Financial Accounting Standards 123R, as amended (“FAS123R”), such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, non-recurring cash dividend, the Committee shall adjust each Award, in such manner as the Committee shall determine, to equalize the fair value of the Award before and after any such equity restructuring, if and to the extent that such adjustment is required to avoid any incremental compensation cost with respect to the Award under FAS123R or other applicable financial accounting principles. In addition, in the event of any equity restructuring or any other corporate action (including any merger, consolidation, combination, or exchange of shares), the Committee may make such other adjustments to outstanding Awards (and to any limitations on the number or kind of Awards that may be granted under the Plan in the future) to preserve the benefits or potential benefits of the Awards. Action by the Committee may include, to the extent that the Committee determines to be appropriate: (i) adjustment to the number or kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) and (v) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

(g) In light of the adoption of this Plan, no further awards may be made under the Prior Plans (as defined in Section 4.2(b) hereof) after the Effective Date.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

4.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to applicable law and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

4.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of such company.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION V

CHANGE OF CONTROL AND ADJUSTMENTS IN CASE OF CERTAIN OTHER TRANSACTIONS

5.1 Change of Control. Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), the Committee in its discretion may provide in the Award Agreement relating to the applicable Award that, upon the occurrence of a Change of Control:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units shall become fully vested.

(d) Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes for an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Share Award, then each outstanding Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award or Performance Share Award that is assumed or substituted for shall not be accelerated as described in Sections 5.1(a), (b), or (c) unless the award agreement relating to such Award or the employment agreement expressly states that such acceleration shall occur notwithstanding any such assumption or substitution. For the purposes of this Section 5.1(d), an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Share Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award or Performance Share Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Performance Share Award, for each share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

5.2 Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change of Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 5.1(d) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or SARs, shall be measured by the amount, if any, by which the Fair Market Value of a share of Stock exceeds the exercise price of the Option or SAR as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this subsection 5.2 a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

SECTION VI

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom shall be (i) an “outside director”, within the meaning of Section 162(m) of the Code, and (ii) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the NASDAQ Stock Market (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement, and other provisions of such Awards, and (subject to the restrictions imposed by Section VII) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-laws of the Company, and applicable state corporate law.

(f) In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR.

6.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

6.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.7 Code Section 409A.

(a) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (z) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the words and phrases in quotations in this Section 6.7 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(b) Any Award agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

SECTION VII

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) or Section 5.2 shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company’s shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’) or Section 162(m) of the Code or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards.

(b) Board. The term “Board” shall have the meaning set forth in Section 1.2.

(c) Change of Control. For purposes of this Plan, a “Change of Control” means any one of the following events:

(i) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(ii) any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii) the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Committee. The term “Committee” shall have the meaning set forth in Section 1.2.

(f) Company. The term “Company” shall have the meaning set forth in Section 1.1.

(g) Effective Date. The term “Effective Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) (if applicable) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

(h) Eligible Person. The term “Eligible Person” means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary.

(i) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.2.

(j) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on the day that the Award is granted on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on the day that the Award is granted as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the day is not a trading day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to the date the Award is granted. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(k) Incentive Stock Option. The term “Incentive Stock Option” shall have the meaning set forth in Section 2.1(a).

(l) Independent Director. The term “Independent Director” shall have the meaning set forth in Section 6.1.

(m) Non-Qualified Stock Option. The term “Non-Qualified Stock Option” shall have the meaning set forth in Section 2.1(a).

(n) Option. The term “Option” shall have the meaning set forth in Section 2.1(a).

(o) Other Stock-Based Award. The term “Other Stock-Based Award” shall have the meaning set forth in Section 3.1(e).

(p) Participants. The term “Participants” shall have the meaning set forth in Section 1.2.

(q) Performance Measure. The term “Performance Measure” shall have the meaning set forth in Section 3.2(b).

(r) Performance Share Award. The term “Performance Share Award” shall have the meaning set forth in Section 3.1(b).

(s) Performance Unit Award. The term “Performance Unit Award” shall have the meaning set forth in Section 3.1(c).

(t) Plan. The term “Plan” shall have the meaning set forth in Section 1.1

(u) Restricted Stock Award. The term “Restricted Stock Award” shall have the meaning set forth in Section 3.1(d).

(v) Restricted Stock Unit Award. The term “Restricted Stock Unit Award” shall have the meaning set forth in Section 3.1(d).

(w) SAR. The term “SAR” shall have the meaning set forth in Section 2.1(b).

(x) Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 2.1(b).

(y) Stock Unit Award. The term “Stock Unit Award” shall have the meaning set forth in Section 3.1(a).

(z) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(aa) Substitute Awards. The term “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(bb) Stock. The term “Stock” means shares of common stock, par value $.01 per share, of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

World Fuel Services Corporation

May 29, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

At http://ir.wfscorp.com/phoenix.zhtml?c=101792&p=proxy,

the following proxy materials are available to you:

• the Company’s Annual Report for the fiscal year ended December 31, 2008;
• the Company’s 2009 Proxy Statement (including all attachments thereto);
• the proxy card; and
• any amendments to the foregoing materials that are required to be furnished to shareholders.

Please date, sign and mail your proxy card in the

envelope provided as soon as possible

i    Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2
					FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:		2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2009 fiscal year.	☐	☐	☐
O Paul H. Stebbins O Michael J. Kasbar O Ken Bakshi O Joachim Heel O Richard A. Kassar O Myles Klein O J. Thomas Presby O Stephen K. Roddenberry
☐ FOR ALL NOMINEES		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3
					FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)			3.	To approve an amendment to the World Fuel Services Corporation 2006 Omnibus Plan.	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER

DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION

IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL

OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the space provided. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	Change of Address:

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name(s) appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROXY

WORLD FUEL SERVICES CORPORATION

Annual Meeting of Shareholders

of World Fuel Services Corporation

to be Held on May 29, 2009

The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of common stock of World Fuel Services Corporation held of record on April 10, 2009 by the undersigned at the annual meeting of shareholders to be held on May 29, 2009 or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be Signed on Reverse Side)